Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO ARRANGEMENT AGREEMENT

THIS AMENDMENT is made as of September 23, 2020

BETWEEN:

CANOPY GROWTH CORPORATION, a corporation existing under the laws of Canada (the “Purchaser”)

- and -

ACREAGE HOLDINGS, INC., a company existing under the laws of the Province of British Columbia (the “Company”)

WHEREAS the Purchaser and the Company are parties to an arrangement agreement dated April 18, 2019, as amended on May 15, 2019 (the “Arrangement Agreement”);

AND WHEREAS the Purchaser and the Company wish to amend certain terms of the Arrangement Agreement and the Plan of Arrangement (as defined in the Arrangement Agreement) as provided in this Amendment;

AND WHEREAS the Company Shareholders (as defined in the Arrangement Agreement) approved the Amendment (as defined below) and the Amended Plan of Arrangement (as defined below) at the Meeting (as defined below);

AND WHEREAS the Company has obtained the Amendment Regulatory Approvals (as defined below).

THEREFORE, in consideration of the mutual covenants contained herein (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

Article 1
Interpretation

1.1	Defined Terms.

Capitalized terms used but not defined in this Amendment have the meanings given to them in the Arrangement Agreement. As used in this Amendment, the following terms have the following meanings:

“Adverse Regulatory Event” means that, during any fiscal year following the fiscal year ended December 31, 2023, the anticipated legalization of recreational Cannabis in a particular state of the United States (the “Relevant State”), as set forth in the Initial Approved Business Plan, has not occurred as of the commencement of the fiscal year noted therein. Should an Adverse Regulatory Event occur, it shall be deemed to have occurred on January 1 of the applicable year.

“Adverse Year” means a fiscal year during which an Adverse Regulatory Event has occurred.

“Amended Arrangement” means an arrangement under Section 288 of the BCBCA on the terms and subject to the conditions set out in the Amended Plan of Arrangement.

“Amended Equity Incentive Plan” means the Company’s omnibus equity plan last approved by the Company Shareholders on June 19, 2019, as amended at the Meeting.

“Amended Plan of Arrangement” means the amended and restated plan of arrangement, substantially in the form attached as Schedule A hereto, subject to any amendments or variations to such plan made in accordance with Article 6 of the Amended Plan of Arrangement or made at the direction of the Court in the Amendment Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably.

“Amendment” means this second amendment to the Arrangement Agreement.

“Amendment Date” has the meaning specified in Section 1.1 of the Amended Plan of Arrangement.

“Amendment Final Order” means the final order of the Court approving the Amended Arrangement under Section 291 of the BCBCA, in a form acceptable to the Company and the Purchaser, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement, as such order may be amended by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Amendment Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal.

“Amendment Interim Order” means the interim order of the Court dated August 11, 2020, after being informed of the intention of the Parties to rely upon the exemption from registration under U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act with respect to the Issued Securities issued pursuant to the Amended Arrangement, providing for, among other things, the calling and holding of the Meeting.

“Amendment Regulatory Approvals” means:

(a)	the grant of the Amendment Interim Order and the Amendment Final Order; and

(b)	in relation to the Company, the approval of the CSE in respect of the Amended Arrangement, including the delisting of the Company Subordinate Voting Shares and the listing of the New Subordinate Shares and Floating Shares.

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“Amendment Time” has the meaning specified in Section 1.1 of the Amended Plan of Arrangement.

“Approved Business Plan” means any Business Plan that is approved by the Company Board and that contains the Mandatory Requirements and complies with the Initial Approved Business Plan.

“Austerity Measures” has the meaning specified in Section 2.5(6) of this Amendment.

“Board Nominees” has the meaning specified in Section 2.4(2) of this Amendment.

“Business Plan” means for each fiscal quarter: (i) a description of proposed operations of the Company and its Subsidiaries; (ii) an estimate of revenue to be received by the Company and its Subsidiaries; (iii) the capital and operating budget setting out the expenditures of the Company and its Subsidiaries for operating and capital improvements; and (iv) such other matters as the Company may reasonably consider to be necessary to illustrate the results intended to be achieved by the Company during such quarter.

“Consolidated EBITDA” means EBITDA, excluding, in respect of the fiscal period, the following: (i) income or loss from investments; (ii) security-based compensation; (iii) non-cash impairment losses; (iv) costs associated with the Arrangement Agreement; and (v) other non-recurring expenses as mutually determined by the Purchaser and the Company, acting reasonably, provided that in the event of a disagreement as to the Consolidated EBITDA on the Acquisition Date, such amount of non-recurring expenses shall be determined by a nationally recognized chartered accounting firm who is independent of the Purchaser and the Company.

“Consolidated Adj. EBITDA Target” means for each of the fiscal years ending December 31, 2020 through to December 31, 2029, the Consolidated Adj. EBITDA Target set forth for the applicable fiscal year in the Initial Approved Business Plan (which is the sum of the state targets on page 12 of the Initial Approved Business Plan); provided that if an Adverse Regulatory Event has occurred in a Relevant State, (i) the Company and the Purchaser shall mutually agree, each acting reasonably, on a revised annual growth rate to be applied in respect of such Adverse Year for the Relevant State; and (ii) the Consolidated Adj. EBITDA Target for such Adverse Year will be adjusted downward accordingly to reflect the agreed change for the Relevant State. Following the completion of such Adverse Year, (i) the target for the Relevant State for the year subsequent to the Adverse Year (the “Subsequent Year”) shall be an amount equal to the product of (x) the target amount for the Adverse Year for the Relevant State set forth on page 11 of the Initial Approved Business Plan; multiplied by (y) the stated annual growth rate in the Relevant State for the Subsequent Year set forth on page 11 of the Initial Approved Business Plan, (ii) the fiscal year targets for the Relevant State for the balance of the fiscal years following the Subsequent Year will be recalculated according to the stated growth rate in the Initial Approved Business Plan for the applicable year; and (iii) the Consolidated Adj. EBITDA Targets for the Subsequent Year and all fiscal years thereafter will be adjusted downward accordingly in the Initial Approved Business Plan. In the event that the Company and the Purchaser cannot mutually agree on the revised annual growth rate to be applied in respect of such Adverse Year for the Relevant State, (i) the target amount for the Adverse Year for the Relevant State will be deemed to be an amount equal to the product of (x) the actual EBITDA amount for the prior fiscal year (the “Prior Year”) for the Relevant State; multiplied by (y) a fraction of which (A) the numerator shall be equal to the actual EBITDA amount in the Relevant State for the Prior Year; and (B) the denominator shall be equal to the actual EBITDA amount in the Relevant State for the fiscal year immediately before the Prior Year; and (ii) the Consolidated Adj. EBITDA Target for such Adverse Year will be adjusted downward accordingly.

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The following is an illustrative example in the event that an Adverse Regulatory Event is deemed to occur in Connecticut as of January 1, 2024 and [COMMERCIALLY SENSITIVE INFORMATION REDACTED].

“Convertible Security” means a security of the Company that is convertible or exercisable into or exchangeable for Shares, but excludes (a) a Security issued pursuant to the Amended Equity Incentive Plan; (b) a Right; or (c) a Pre-Emptive Right Security.

“Cost of Capital” means the effective annual interest associated with any Contract for Company Debt, including for the purposes of calculating such annual interest, any interest payments, whether in cash or Securities, origination fees, standby fees, original issue discounts, bonus issuances of Securities, any and all charges and expenses, whether in the form of a fee, fine, penalty, commission or other similar charge or expense or in any other form, paid or payable for the advancing of credit under the Contract, any fee, fine, penalty, commission and other similar charge or expense directly or indirectly incurred under the Contract or any other form of payment, whether in cash or Securities; provided that the value attributed to any New Subordinate Share will be equal to the Fair Market Value of a Purchaser Share at such time multiplied by 0.3048.

“Credit Agreement Amendment” means the credit agreement dated March 6, 2020, and amended as of the date hereof, between Acreage Finance Delaware, LLC, as borrower, and Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC and Thames Valley Apothecary, LLC, as guarantors, and IP Investment Company, LLC, as lender, administrative agent and collateral agent.

“Debenture” means the debenture between a Subsidiary of the Company and a Subsidiary of the Purchaser dated as of the date hereof, whereby the Subsidiary of the Purchaser shall advance funds as a loan to a Subsidiary of the Company.

“EBITDA” means, in respect of any fiscal period, the consolidated net income (loss) of the Company in such fiscal period plus without duplication and to the extent deducted in determining consolidated net income (loss) for such period, the sum of (i) interest expense for such period, (ii) income tax expense for such period, and (iii) all amounts attributable to depreciation and amortization expense for such period, all elements as determined in accordance with U.S. GAAP.

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“End Date” means, following the Acquisition Date, the earlier of the date that the Purchaser (i) has acquired all of the issued and outstanding Floating Shares; and (ii) no longer holds at least 35% of the Shares.

“Exercise Notice” has the meaning specified in Section 2.7(4) of this Amendment.

“Failure to Perform” means that either:

(a)	the Pro-Forma Revenue during the 12-month period ended on the last day of the calendar month prior to the date that is 30 days prior to the Acquisition Date is less than 60% of the Pro-Forma Net Revenue Target (which, if applicable, shall be adjusted and calculated on the basis of the Pro-Forma Net Revenue Target for then then current year and the prior year on a pro rata basis to take into account the portion of each applicable Pro-Forma Net Revenue Target year that corresponds to the 12-month calculation period); or

(b)	the Consolidated EBITDA during the 12-month period ended on the last day of the calendar month prior to the date that is 30 days prior to the Acquisition Date is less than 60% of the Consolidated Adj. EBITDA Target (which, if applicable, shall be adjusted and calculated on the basis of the Consolidated Adj. EBITDA Target for then then current year and the prior year on a pro rata basis to take into account the portion of each applicable Consolidated Adj. EBITDA Target year that corresponds to the 12-month calculation period).

“Fair Market Value” means, in respect of the Purchaser Shares, the volume weighted average trading price of the Purchaser Shares on the New York Stock Exchange (or other recognized stock exchange on which the Purchaser Shares are primarily traded as determined by volume) for the five trading day period immediately prior to the applicable determination date.

“Floating Compensation Options” means the compensation options and the warrants to purchase Floating Shares issued by the Company at or following the Amendment Time.

“Floating Options” means the options to purchase Floating Shares to be issued pursuant to and in accordance with the terms of the Amended Equity Incentive Plan.

“Floating RSUs” means the restricted share units that may be settled by the Company in either cash or Floating Shares issued pursuant to the Amended Equity Incentive Plan at or following the Amendment Time.

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“Floating Shares” means shares of the Company to be created pursuant to Section 3.2(d)(iii) of the Amended Plan of Arrangement and designated as Class D subordinate voting shares, each entitling the holder thereof to one vote per share at shareholder meetings of the Company.

“Force Majeure Event” means an irresistible event or circumstance beyond the reasonable control of the Company, which notwithstanding the exercise of commercially reasonable diligence, the Company is unable to prevent or provide against (but does not include a failure by the Company to fund or pay) that prevents or delays it from conducting the activities and performing the obligations contemplated by the Approved Business Plan, provided that the Company makes a good faith effort to resolve or avoid such delay; such events shall include, but not be limited to any fire or other natural disaster, civil unrest, acts of God, acts of terrorism, an outbreak of a pandemic disease or any materially adverse change in applicable Law;

“Fully-Diluted Basis” has the meaning specified in Section 1.1 of the Amended Plan of Arrangement.

“Fully-Diluted Floating Basis” has the meaning specified in Section 1.1 of the Amended Plan of Arrangement.

“Identified States” means [COMMERCIALLY SENSITIVE INFORMATION REDACTED].

“Initial Approved Business Plan” means the Business Plan for the fiscal years ending December 31, 2020 through to December 31, 2029 attached hereto as Schedule B, provided that if the Company Board approves expanding the operations of the Company or any of its Subsidiaries to [COMMERCIALLY SENSITIVE INFORMATION REDACTED], the Company shall provide a Business Plan for the fiscal years ending through to December 31, 2029 for [COMMERCIALLY SENSITIVE INFORMATION REDACTED] which shall increase the Consolidated Adj. EBITDA Targets and Pro-Forma Net Revenue Targets for each fiscal year through to December 31, 2029 .

“Interest Coverage Ratio” is calculated as EBITDA for the reporting period divided by the interest expense during the same reporting period.

“Interim Failure to Perform” means that:

(a)	an Approved Business Plan does not comply with the Mandatory Requirements; or

(b)	the Company and the Subsidiaries have not complied with an Approved Business Plan as determined at the Quarterly Determination Date and either:

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(i)	the Pro-Forma Revenue at the Quarterly Determination Date is less than 90% of the Pro-Forma Net Revenue Target for the relevant fiscal year, as determined on a year-to-date basis; or

(ii)	the Consolidated EBITDA at the Quarterly Determination Date is less than 90% of the Consolidated Adj. EBITDA Target for the relevant fiscal year, as determined on a year-to-date basis.

“Issuance Event” means the issuance by the Company of Shares and/or Convertible Securities, whether by way of public offering and/or private placement, but excluding any issuance of Shares and/or Convertible Securities by the Company:

(a)	on the exercise, conversion or exchange of Convertible Securities issued prior to the Acquisition Effective Date;

(b)	pursuant to the Amended Equity Incentive Plan;

(c)	on the exercise of any Right;

(d)	in connection with any Contract for Company Debt entered into after the Acquisition Effective Date;

(e)	in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions undertaken and completed by the Company;

(f)	on any exercise of the Pre-Emptive Right; or

(g)	pursuant to any stock dividend, stock split, share consolidation, share reclassification, reorganization, amalgamation, arrangement or merger involving or in respect of the Company or any other similar event that affects all holders of Shares in an identical manner.

“Issuance Event Notice” has the meaning specified in Section 2.7(2) of this Amendment.

“Issued Securities” has the meaning specified in Section 1.1 of the Amended Plan of Arrangement.

“Managed Entities” means Persons (other than Subsidiaries) where the Company or its Subsidiaries fully operate all aspects of the business of such Persons through management service or other Contracts.

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“Mandatory Requirements” means a Business Plan that (i) limits operations to the Identified States and [COMMERCIALLY SENSITIVE INFORMATION REDACTED] if the Company Board approves expanding the operations of the Company or any of its Subsidiaries to [COMMERCIALLY SENSITIVE INFORMATION REDACTED]; (ii) is fully funded from a liquidity perspective with the necessary levels of working capital in order to achieve the Business Plan; (iii) ensures the Company will generate positive Consolidated EBITDA by the fiscal quarter commencing January 1, 2021 and every fiscal quarter thereafter in accordance with the Consolidated Adj. EBITDA Target; (iv) ensures the Company will generate positive Operating Cash Flow from operations by the fiscal quarter commencing January 1, 2021 and every fiscal quarter thereafter; (v) ensures the Company will generate Pro-Forma Revenue in accordance with the Pro-Forma Net Revenue Target; (vi) limits capital expenditures to the Identified States with a prohibition on new capital expenditures and capital leases outside of the Identified States; (vii) limits corporate overhead expenditures as a percentage of consolidated revenue of the Company and its Subsidiaries calculated in accordance with U.S. GAAP to 25.0%, 20.0% and 15.0% for the fiscal years ending December 31, 2021, December 31, 2022 and December 31, 2023, respectively; (viii) maintains a minimum net working capital amount of US$10 million and a minimum non-restricted cash and cash equivalent balance of US$5 million; and (ix) limits Company Debt such that the Interest Coverage Ratio during the applicable fiscal quarter is at least 4.0.

“Market Price” means the closing price of the New Subordinate Shares or Floating Shares, as applicable, on the CSE (or other recognized stock exchange on which such shares are primarily traded, as determined by volume) on the last trading day prior to the dissemination of a news release disclosing a private placement or public offering of Securities.

“Material Failure to Perform” means that, as determined at the end of the relevant fiscal year (commencing with the fiscal year ended December 31, 2021), either:

(a)	the Pro-Forma Revenue at the end of the relevant fiscal year is less than 80% of the Pro-Forma Net Revenue Target for such fiscal year; or

(b)	the Consolidated EBITDA at the end of the relevant fiscal year is less than 80% of the Consolidated Adj. EBITDA Target for such fiscal year.

“Meeting” means the special meeting of Company Shareholders to be called to consider approval of this Amendment and the Amended Plan of Arrangement.

“Net Revenue” means gross sales or revenue net of discounts, buy-downs, promotions, bona fide returns and refunds and exclusive of the amount of any tax or fee imposed by any federal, provincial, state, local or municipal Governmental Entity directly on sales, including any excise taxes and/or taxes collected from customers if such tax is added to the selling price actually remitted to such Governmental Entity.

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“New Compensation Options” means the compensation options and the warrants to purchase New Subordinate Shares issued by the Company at or following the Amendment Time.

“New Multiple Shares” means shares of the Company to be created pursuant to Section 3.2(d)(ii) of the Amended Plan of Arrangement and designated as multiple voting shares, each entitling the holder thereof to 4,300 votes per share at shareholder meetings of the Company.

“New Options” means the options to purchase New Subordinate Shares issued pursuant to the Amended Equity Incentive Plan at or following the Amendment Time.

“New RSUs” means the restricted share units that may be settled by the Company in either cash or New Subordinate Shares issued pursuant to the Amended Equity Incentive Plan at or following the Amendment Time.

“New Subordinate Shares” means shares of the Company to be created pursuant to Section 3.2(d)(i) of the Amended Plan of Arrangement and designated as subordinate voting shares, each entitling the holder thereof to one vote per share at shareholder meetings of the Company.

“NI 52-110” means National Instrument 52-110 – Audit Committees.

“Nomination Letter” has the meaning specified in Section 2.4(3) of this Amendment.

“Notice Period” has the meaning specified in Section 2.7(4) of this Amendment.

“Operating Cash Flow” means cash flows from operating activities as calculated in accordance with U.S. GAAP.

“Original Percentage” means the percentage equivalent to the quotient obtained when (a) the aggregate number of issued and outstanding Shares beneficially owned by the Purchaser is divided by (b) the aggregate number of issued and outstanding Shares, in each case, immediately prior to an Issuance Event, and, for the avoidance of doubt, such calculation shall be made on a non-diluted basis.

“Pre-Emptive Right” has the meaning specified in Section 2.7(1) of this Amendment.

“Pre-Emptive Right Securities” has the meaning specified in Section 2.7(1) of this Amendment.

“Prior Year” has the meaning specified in the definition of Consolidated Adj. EBITDA Target.

“Pro-Forma EBITDA” means the sum of (i) EBITDA; and (ii) in respect of any fiscal period, the consolidated net income of the Managed Entities in such fiscal period plus without duplication and to the extent deducted in determining consolidated net income for such period, the sum of (i) interest expense for such period, (ii) income tax expense for such period, and (iii) all amounts attributable to depreciation and amortization expense for such period, all elements determined in accordance with U.S. GAAP.

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“Pro-Forma Net Revenue Target” means for each of the fiscal years ending December 31, 2020 through to December 31, 2029, the Pro-Forma Net Revenue Target set forth for the applicable fiscal year in the Initial Approved Business Plan (which is the sum of the state targets on page 10 of the Initial Approved Business Plan); provided that if an Adverse Regulatory Event has occurred in a Relevant State, (i) the Company and the Purchaser shall mutually agree, each acting reasonably, on a revised annual growth rate to be applied in respect of such Adverse Year for the Relevant State; and (ii) the Pro-Forma Net Revenue Target for such Adverse Year will be adjusted downward accordingly to reflect the agreed change for the Relevant State. Following the completion of such Adverse Year, (i) the target for the Relevant State for the Subsequent Year shall be an amount equal to the product of (x) the target amount for the Adverse Year for the Relevant State set forth on page 10 of the Initial Approved Business Plan; multiplied by (y) the stated annual growth rate in the Relevant State for the Subsequent Year set forth on page 10 of the Initial Approved Business Plan, (ii) the fiscal year targets for the Relevant State for the balance of the fiscal years following the Subsequent Year will be recalculated according to the stated growth rate in the Initial Approved Business Plan for the applicable year; and (iii) the Pro-Forma Net Revenue Targets for the Subsequent Year and all fiscal years thereafter will be adjusted downward accordingly in the Initial Approved Business Plan. In the event that the Company and the Purchaser cannot mutually agree on the revised annual growth rate to be applied in respect of such Adverse Year for the Relevant State, (i) the target amount for the Adverse Year for the Relevant State will be deemed to be an amount equal to the product of (x) the actual Pro-Forma Revenue amount for the Prior Year for the Relevant State; multiplied by (y) a fraction of which (A) the numerator shall be equal to the actual Pro-Forma Revenue amount in the Relevant State for the Prior Year; and (B) the denominator shall be equal to the actual Pro-Forma Revenue amount in the Relevant State for the fiscal year immediately before the Prior Year; and (ii) the Pro-Forma Net Revenue Target for such Adverse Year will be adjusted downward accordingly.

The following is an illustrative example in the event that an Adverse Regulatory Event is deemed to occur in New York as of January 1, 2024 and [COMMERCIALLY SENSITIVE INFORMATION REDACTED].

“Pro-Forma Revenue” means the sum of (i) gross revenue for the Company and its Subsidiaries from results of operations as calculated in accordance with U.S. GAAP (and for greater certainty, net of discounts, buy-downs, promotions, bona fide returns and refunds and exclusive of the amount of any tax or fee imposed by any federal, provincial, state, local or municipal Governmental Entity directly on sales, including any excise taxes and/or taxes collected from customers if such tax is added to the selling price actually remitted to such Governmental Entity); and (ii) gross revenue of Managed Entities from results of operations as calculated in accordance with U.S. GAAP (and for greater certainty, net of discounts, buy-downs, promotions, bona fide returns and refunds and exclusive of the amount of any tax or fee imposed by any federal, provincial, state, local or municipal Governmental Entity directly on sales, including any excise taxes and/or taxes collected from customers if such tax is added to the selling price actually remitted to such Governmental Entity), provided that such amounts from Managed Entities are not included in clause (i).

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“Proposal Agreement” means the proposal agreement between the Purchaser and the Company dated as of June 24, 2020.

“Quarterly Determination Date” means the end of each fiscal quarter commencing following the date of this Amendment, commencing with the fiscal quarter ended December 31, 2020.

“Required Director Criteria” means an individual who (i) is independent (as defined in Section 1.4 and Section 1.5 of NI 52-110) of the Purchaser and the Company; (ii) meets the qualification requirements to serve as a director under applicable Laws and the rules of any stock exchange on which the Shares are then listed; (iii) is not subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the U.S. Securities Act; (iv) is not subject to any (A) criminal convictions, court injunction, or restraining orders; (B) order of a state or federal regulator; (C) SEC disciplinary order; (D) SEC cease-and-desist order; (E) SEC stop order; (F) suspension or expulsion from membership in a self-regulatory organization; or (G) U.S. Postal Service false representation orders; (v) is financially literate (as defined in Section 1.6 of NI 52-110); (vi) has at least five years of service as a director or officer of a company listed on a recognized stock exchange in Canada or the United States; (vii) has at least five years of experience in the cannabis industry and/or consumer packaged goods industry and/or with a Fortune 500 company; (viii) has completed a directors’ education program; and (ix) has committed to a minimum of 14 hours of ongoing governance education annually.

“Required Officer Criteria” means an individual who (i) meets the qualification requirements to serve as an officer under the rules of any stock exchange on which the Shares are then listed; (ii) is not subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the U.S. Securities Act; (iii) is not subject to any (A) criminal conviction, court injunction, or restraining order; (B) order of a state or federal regulator; (C) SEC disciplinary order; (D) SEC cease-and-desist order; (E) SEC stop order; (F) suspension or expulsion from membership in a self-regulatory organization; or (G) U.S. Postal Service false representation order; (iv) has sufficient qualification, education and experience to effectively carry out the responsibilities of the proposed position; and (v) has at least five years of experience in the cannabis industry and/or consumer packaged goods industry and/or with a Fortune 500 company.

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“Right” means a right granted by the Company to all holders of Shares to purchase additional Shares and/or Convertible Securities.

“Securities” means, collectively, New Subordinate Shares, New Multiple Shares, Floating Shares, New Options, Floating Options, New RSUs, Floating RSUs, New Compensation Options and Floating Compensation Options.

“SEDA” means the  Standby Equity Distribution Agreement with an institutional investor (the “Investor”) dated May 29, 2020, under which the Company may, at its discretion, periodically sell to Investor, and pursuant to which the Investor may, at its discretion, require the Company to sell to it, up to US$50,000,000 of the Company Subordinate Voting Shares, subject to the conditions specified therein.

“Shares” means, collectively, the New Subordinate Shares, the New Multiple Shares and the Floating Shares.

“Specified Individuals” means Glen Leibowitz, Robert Daino, James Doherty, John Boehner, Douglas Maine, Brian Mulroney and William Van Fassen.

“Subsequent Year” has the meaning specified in the definition of Consolidated Adj. EBITDA Target.

“Target Cannabis Operator” has the meaning specified in Section 2.3(5) of this Amendment.

“Top-Up Right” has the meaning specified in Section 2.8(1) of this Amendment.

“Top-Up Right Acceptance Notice” has the meaning specified in Section 2.8(6) of this Amendment.

“Top-Up Right Notice Period” has the meaning specified in Section 2.8(6) of this Amendment.

“Top-Up Right Offer Notice” has the meaning specified in Section 2.8(5) of this Amendment.

“Top-Up Securities” has the meaning specified in Section 2.8(1) of this Amendment.

“U.S. GAAP” means generally accepted accounting principles in the United States.

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1.2	Certain Rules of Interpretation.

In this Amendment, unless otherwise specified:

(1)	Headings, etc. The division of this Amendment into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Amendment.

(2)	Currency. All references to dollars or to “$” are references to United States dollars.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)	Certain Phrases and References, etc. The words “including”, “includes” and “include” mean “including (or includes or include) without limitation,” and “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of.” Unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Amendment. The term “Amendment” and any reference in this Amendment to this Amendment or any other agreement or document includes, and is a reference to, this Amendment or such other agreement or document as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated and includes all schedules to it.

(5)	Capitalized Terms. All capitalized terms used in any Schedule have the meanings ascribed to them in this Amendment. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Arrangement Agreement.

(6)	Accounting Terms. All accounting terms are to be interpreted in accordance with U.S. GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with U.S. GAAP.

(7)	Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(8)	Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Amendment by a Person is not a Business Day such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(9)	Time References. References to time are to local time, Toronto, Ontario, unless otherwise indicated.

(10)	Knowledge. Where any representation or warranty is expressly qualified by reference to the knowledge of the Purchaser, it is deemed to refer to the actual knowledge of the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Director of Legal, U.S. and Vice-President, Mergers & Acquisitions of the Purchaser.

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1.3	Schedules.

The schedules attached to this Amendment form an integral part of this Amendment for all purposes.

Article 2
amendmentS to the arrangement agreement

2.1	Amendments to the Arrangement Agreement.

Each of the following amendments to the Arrangement Agreement and/or the Plan of Arrangement shall be effective at the Amendment Time on the Amendment Date:

(1)	The following language is deleted from the recitals of the Arrangement Agreement in its entirety:

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the U.S. Tax Code, and this Agreement is intended to be, and is adopted as, a “plan of reorganization” for the purposes of Section 354 and 361 of the U.S. Tax Code.

(2)	The definition of “Acquisition” in Section 1.1 of the Arrangement Agreement is deleted in its entirety, and replaced with the following:

“Acquisition” has the meaning specified in Section 1.1 of the Amended Plan of Arrangement.

(3)	The definition of “Acquisition Regulatory Approvals” in Section 1.1 of the Arrangement Agreement is deleted in its entirety, and replaced with the following:

“Acquisition Regulatory Approvals” means all Regulatory Approvals and all other third party consents, waivers, permits, orders and approvals that are necessary, proper or advisable to consummate the Acquisition, including, but not limited to:

a)	any filings required by the HSR Act and any applicable foreign investment and competition law approvals in Canada, the United States and elsewhere;

b)	the approval from the stock exchange(s) on which the Consideration Shares are listed to permit the Purchaser to acquire all of the issued and outstanding New Subordinate Shares and, if applicable, Floating Shares; and

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c)	the approval from the stock exchange(s) on which the Purchaser Shares are listed, for the listing of the Consideration Shares, and any Purchaser Shares issuable upon the exercise of Replacement Options, Replacement RSUs and Replacement Compensation Options.

(4)	The definition of “Company Equity” in Section 1.1 of the Arrangement Agreement is deleted in its entirety, and replaced with the following:

“Company Equity” means, for the Company at the Acquisition Effective Time, the sum of (a) the product of the closing price of the New Subordinate Shares on the Business Day prior to the Acquisition Date on the CSE (or such other recognized exchange as the New Subordinate Shares are listed on the Business Day prior to the Acquisition Date if the New Subordinate Shares are not listed for trading on the CSE) multiplied by the total number of issued and outstanding New Subordinate Shares on a Fully-Diluted Basis; plus (b) the product of the closing price of the Floating Shares on the Business Day prior to the Acquisition Date on the CSE (or such other recognized exchange as the Floating Shares are listed on the Business Day prior to the Acquisition Date if the Floating Shares are not listed for trading on the CSE) multiplied by the total number of outstanding Floating Shares on a Fully-Diluted Floating Basis.

(5)	The definition of “Converted Basis” in Section 1.1 of the Arrangement Agreement is deleted in its entirety, and replaced with the following:

“Converted Basis” means the aggregate number of New Subordinate Shares assuming the conversion of the New Multiple Shares.

(6)	The definition of “Consideration Shares” in Section 1.1 of the Arrangement Agreement is deleted in its entirety, and replaced with the following:

“Consideration Shares” has the meaning specified in Section 1.1 of the Amended Plan of Arrangement.

(7)	The definition of “Purchaser Approved Share Threshold” in Section 1.1 of the Arrangement Agreement is deleted in its entirety, and replaced with the following:

“Purchaser Approved Share Threshold” means a total of 32,700,000 Shares, including for greater certainty any securities issued by the Company or High Street that are convertible, exchangeable, redeemable, retractable or exercisable for or into Shares, provided that such 32,700,000 Shares shall consist of (i) 12,400,000 Floating Shares, including for greater certainty 3,700,000 Floating Shares that are issuable upon exercise of Floating Options; and (ii) 20,300,000 New Subordinate Shares, but for greater certainty shall exclude: (i) 70,994,208 New Subordinate Shares and 30,425,955 Floating Shares which will be issued pursuant to the Amended Plan of Arrangement in exchange for 79,508,915 Company Subordinate Voting Shares and 547,794.3551 Company Proportionate Voting Shares, which are issued and outstanding as of the date of this Amendment; (ii) 117,600 New Multiple Shares and 50,400 Floating Shares which will be issued pursuant to the Amended Plan of Arrangement in exchange for 168,000 Company Multiple Voting Shares, which are issued and outstanding as of the date of this Amendment; (iii) 35,881,186 New Subordinate Shares and 15,377,579 Floating Shares which may be issued by the Company upon the conversion, exchange or exercise of 23,414,802 High Street Units, 4,496,636 Company Options, 8,120,308 Company Compensation Options, 7,296,766 Company RSUs, 728,145 USCo2 Class B Shares and up to 7,202,382 Shares that may be issued upon the conversion of convertible debt outstanding on the date hereof, which are issued and outstanding as of the date of this Amendment; and (iv) 8,399 New Subordinate Shares and 3,599 Floating Shares reserved for issuance to the lender pursuant to the Credit Agreement Amendment.

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(8)	The definition of “Exchange Ratio” in Section 1.1 of the Arrangement Agreement is deleted in its entirety, and replaced with the following:

“Exchange Ratio” has the meaning specified in Section 1.1 of the Amended Plan of Arrangement.

(9)	All references to “Company Shares” in the Arrangement Agreement that are applicable following the Amendment Time shall be read following the Amendment Time as “Shares”.

(10)	All references to “Company Subordinate Voting Shares” in the Arrangement Agreement that are applicable following the Amendment Time shall be read following the Amendment Time as “New Subordinate Shares”.

(11)	All references to “Company Proportionate Voting Shares” in the Arrangement Agreement that are applicable following the Amendment Time shall be read following the Amendment Time as “New Subordinate Shares” as adjusted pursuant to the Amended Plan of Arrangement.

(12)	All references to “Company Multiple Voting Shares” in the Arrangement Agreement that are applicable following the Amendment Time shall be read following the Amendment Time as “New Multiple Shares”.

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(13)	Section 2.16 of the Arrangement Agreement is deleted in its entirety.

(14)	The final sentence in Section 4.3(7) of the Arrangement Agreement is deleted and replaced with the following:

Notwithstanding the foregoing, neither Party nor any of their affiliates shall be required to proffer or consent to a governmental order consenting to any divestiture, restriction, prohibition or limitation that materially limits the Party’s business in order to remedy any concerns that any Governmental Entity may have.

(15)	Section 4.1(3)(k) of the Arrangement Agreement is deleted in its entirety and replaced with the following:

enter into any Contract for Company Debt if:

i.	such Contract would be materially inconsistent with market standards for companies operating in the United States cannabis industry;

ii.	the occurrence of any of the Effective Date, the Triggering Event Date or the Acquisition Date (x) would trigger a default or event of default under such Contract, (y) allow the holder of such Company Debt to accelerate such Company Debt, or (z) would require a mandatory repayment of such Company Debt;

iii.	such Contract prohibits a prepayment of the principal amount of such Company Debt, requires a make-whole payment for the interest owing during the remainder of the term of such Contract or charges a prepayment fee in an amount greater than 3.0% of the principal amount to be repaid;

iv.	such Contract would provide for interest payments to be paid through the issuance of Securities as opposed to cash; or

v.	such Contract has a principal amount of more than US$10,000,000 or a Cost of Capital that is greater than 30.0% per annum, provided that:

A.	for the purposes of this Section 4.1(3)(k)(v), a series of Contracts entered into between the Company or any of its Subsidiaries and a lender (or any of such lender’s Affiliates) during any 12 month period shall be deemed to be one Contract for purposes of the maximum principal amount of US$10,000,000; and

B.	if such Company Debt is fully secured by cash in a blocked account, the Cost of Capital shall not be greater than 3.0% per annum;

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provided that, notwithstanding this Section 4.1(3)(k), the Company or any of its Subsidiaries may enter into a maximum of two transactions (to be designated as such by the Company, in its sole discretion) for Company Debt during any one-year period, without the need to obtain the Purchaser’s prior consent, in accordance with the following terms:

i.	the principal amount of the Company Debt per transaction shall not exceed US$10,000,000;

ii.	the Company Debt is not convertible into any Securities; and

iii.	each Contract shall not provide for the issuance of more than 500,000 Shares (or Securities convertible into or exchangeable for 500,000 Shares).

(16)	Section 4.10 of the Arrangement Agreement is deleted in its entirety and replaced with the following:

Subject to applicable Laws, the Purchaser and the Company shall use their commercially reasonable best efforts promptly following the Acquisition Effective Time to cause the New Subordinate Shares to be de-listed from the CSE and the Consideration Shares, together with such other Purchaser Shares issuable (i) upon exercise of Replacement Options, Replacement RSUs and Replacement Compensation Options issued pursuant to Section 2.8 hereof and the Amended Plan of Arrangement; and (ii) Purchaser Shares issuable upon exchange or redemption of High Street Units and USCo2 Class B Shares, to be listed on the TSX and the NYSE, or such other recognized stock exchange(s) on which the Purchaser Shares are listed, with effect promptly following the Acquisition Effective Time.

(17)	All references to “Acquisition Effective Time” in Section 4.1(1) in the Arrangement Agreement shall be replaced with “End Date”.

(18)	Section 7.1 of the Arrangement Agreement is deleted in its entirety and replaced with the following:

This Agreement shall be effective from the date hereof until the earliest to occur of (i) the Acquisition not having been completed prior to the Acquisition Closing Outside Date, (ii) the End Date; and (iii) the termination of this Agreement in accordance with its terms.

(19)	The Plan of Arrangement, which is attached as Schedule A of the Arrangement Agreement, is deleted in its entirety and replaced with the Amended Plan of Arrangement, attached as Schedule A hereto.

(20)	The Purchaser and the Company each acknowledge and agree that the execution and implementation of this Amendment and the Amended Plan of Arrangement and the Company’s compliance with its obligations and rights thereunder shall not be considered a breach of any covenant of the Company under the Arrangement Agreement, as amended, and shall not be considered in determining whether a representation, warranty or covenant of the Company thereunder has been breached and all such representations, warranties and covenants of the Company set forth in the Arrangement Agreement, as amended, shall be deemed to be amended to the extent required by, and having regard to, the provisions of this Amendment and the Amended Plan of Arrangement and the transactions contemplated therein.

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2.2	Additional Company Covenants.

(1)	Without limiting the generality of Section 4.1(1) of the Arrangement Agreement, the Company covenants and agrees that, during the period from the date of this Amendment until the earlier of the Acquisition Effective Time and the date that the Arrangement Agreement is terminated in accordance with its terms, except: (i) as expressly required or permitted by this Amendment; or (ii) as required by applicable Law, the Company shall not, and shall not permit any of the Key Subsidiaries to, directly or indirectly:

(a)	issue additional Shares or securities convertible, exchangeable or exercisable for or into Shares, including any Securities or High Street Units, other than:

(i)	upon the conversion, exchange or exercise of any Securities or High Street Units that are issued and outstanding as of the date hereof;

(ii)	pursuant to contractual commitments existing as of the date hereof, including the SEDA;

(iii)	Floating Options to purchase a maximum of 3,700,000 Floating Shares issued pursuant to the Amended Equity Incentive Plan;

(iv)	up to US$3,000,000 worth of New Subordinate Shares pursuant to an at-the-market offering that may be completed no more than four times during any one-year period, provided that the total value of New Subordinate Shares issued pursuant to such offerings during any one-year period shall not exceed US$12,000,000;

(v)	up to 500,000 New Subordinate Shares in connection with the incurrence of any new Company Debt that is otherwise completed in compliance with the terms of the Arrangement Agreement (other than pursuant to consents and waivers provided by the Purchaser prior to the date hereof); or

(vi)	pursuant to one private placement or public offering of Securities during any one-year period for aggregate gross proceeds of up to US$20,000,000, provided that (i) the price per Security (or any exercise or conversion price) shall not be less than 90% of the Market Price; and (ii) the maximum number of compensation Securities issuable to any broker, agent, finder or underwriter in connection therewith shall not exceed 6.0% of the number of Securities issued pursuant to such private placement or public offering;

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provided that, notwithstanding the foregoing, in no event shall the Company issue Shares or securities convertible, exchangeable or exercisable for or into Shares, including any Securities or High Street Units, in excess of the Purchaser Approved Share Threshold;

(b)	reduce the capital of any class or series of the Shares;

(c)	nominate any individual that does not serve on the Company Board as of the date hereof for election to the Company Board at a meeting of the shareholders of the Company that is supported by the Company or the Company Board if such individual does not meet the Required Director Criteria;

(d)	appoint any individual to serve on the Company Board in between meetings of the shareholders of the Company if such individual does not meet the Required Director Criteria; or

(e)	appoint any individual, other than an individual currently serving as a director or executive officer of the Company, to serve as an executive officer of the Company or any of the Key Subsidiaries, including, without limitation, the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer or any executive officer in an equivalent position if such individual does not meet the Required Officer Criteria.

(2)	The Company covenants and agrees that, during the period from the date of this Amendment until the earlier of the End Date and the date that the Arrangement Agreement is terminated in accordance with its terms, it shall prepare and deliver to the Purchaser on the 12th Business Day of each month a reporting package consisting of: (a) a full set of financial statements prepared in accordance with U.S. GAAP, including Profit & Loss, Balance Sheet, Cash Flow, EBITDA, Interest Coverage Ratio, Consolidated EBITDA, Pro-Forma Revenue and Pro-Forma EBITDA for the preceding calendar month ended, (b) monthly treasury report showing all balances for cash and cash equivalents as of the last day of the preceding calendar month, (c) and capitalization table inclusive of all Securities issued and outstanding as of the last day of the preceding calendar month, including all New Options, Floating Options, New RSUs, Floating RSUs, New Compensation Options and Floating Compensation Options and other convertible securities along with relevant terms and exercise prices, and (d) a detailed summary of all expenditures made during the preceding calendar month and a comparison of such expenditures and all prior reported expenditures in reasonable detail to estimates set forth in the applicable Approved Business Plan.

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(3)	The Company covenants and agrees that, during the period from the Acquisition Effective Time until the End Date, except: (i) as expressly required or permitted by this Amendment; or (ii) as required by applicable Law, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a)	declare, set aside or pay any dividend or other distribution of any kind or nature (whether in cash, stock or property or any combination thereof) in respect of any securities, unless paid in respect of all Shares, in accordance with the Shares’ respective rights, dividends between two wholly-owned Subsidiaries and tax distributions from High Street to the extent permitted in the Tax Receivable Agreement, Tax Receivable Bonus Plan and/or the High Street Operating Agreement;

(b)	consolidate or merge into or with another Person or enter into any other similar business combination, including pursuant to any amalgamation, arrangement, recapitalization or reorganization, other than a consolidation, merger or other similar business combination of any wholly-owned Subsidiary of the Company into or with the Company or into or with another wholly-owned Subsidiary of the Company or an amalgamation or arrangement involving a Subsidiary of the Company with a another Person in connection with an acquisition permitted or approved pursuant to Section 2.2(1)(3)(c);

(c)	acquire any shares or similar equity interests, instruments convertible into or exchangeable for shares or similar equity interests, assets, businesses or operations with an aggregate value of more than US$250 million, in a single transaction or a series of related transactions;

(d)	amend its Constating Documents or, in the case of any Key Subsidiary which is not a corporation, its similar organizational documents;

(e)	not issue additional USCo2 Class B Shares or securities convertible, exchangeable or exercisable for or into USCo2 Class B Shares;

(f)	not issue additional High Street Units or securities convertible, exchangeable or exercisable for or into High Street Units for cash proceeds;

(g)	adopt any plan or proposal for a complete or partial liquidation, dissolution or winding up of the Company or any of its Subsidiaries (other than a liquidation, dissolution or wind-up of any such entity in connection with which all of such entity’s assets are transferred to the Company and/or one or more of its Subsidiaries) or any reorganization or recapitalization of the Company or any of its Subsidiaries or commence any case, proceeding or action seeking relief under any existing or future laws relating to bankruptcy, insolvency, conservatorship or relief of debtors;

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(h)	sell, transfer, lease, pledge or otherwise dispose of any of its or any of its Subsidiaries’ assets, business or operations (in a single transaction or a series of related transactions, and excluding any sale, transfer, lease, pledge or disposition of assets, business or operations to the Company and/or one or more of its Subsidiaries) in the aggregate with a value of more than US$20 million;

(i)	enter into any agreement or arrangement that limits or otherwise restricts in any material respect the Company or any successor thereto or any Subsidiary, or that would, after the Effective Time, limit or restrict in any material respect the Company or any of its affiliates from competing in any manner;

(j)	knowingly take any action or fail to take any action which action or failure to act would result in the loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entity to institute proceedings for the suspension, revocation or limitation of rights under, any material Authorizations necessary to conduct its businesses as now conducted or as proposed to be conducted that would cause a Company Material Adverse Effect, or fail to prosecute with commercially reasonable due diligence any pending applications to any Governmental Entities for material Authorizations as would reasonably be expected to have a Company Material Adverse Effect;

(k)	abandon or fail to diligently pursue any application for any licences, permits, Authorizations or registrations that would cause a Company Material Adverse Effect;

(l)	grant or commit to grant a licence or otherwise transfer abandon, or permit to become abandoned any Intellectual Property or exclusive rights in or in respect thereof that would reasonably be expected to have a Company Material Adverse Effect; or

(m)	authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing.

2.3	Additional Purchaser Covenants.

(1)	The Purchaser covenants and agrees that, notwithstanding anything contained in Section 4.1 of the Arrangement Agreement, the Company shall be permitted to cancel up to 3,500,000 New Options and 1,500,000 Floating Options (being the options issued in exchange for 5,000,000 Company Options pursuant the Amended Arrangement) that were previously granted by the Company and may issue new Floating Options to such Persons pursuant to the Amended Equity Incentive Plan, provided that:

(a)	such issuance by the Company is in compliance with the policies of the CSE, including the prohibition on granting new stock options to such Persons until 30 days have elapsed from the date of cancellation; and

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(b)	such issuance shall be counted towards the maximum number of Floating Options that the Company is permitted to issue in accordance with Section 2.2(1)(a)(iii), being 3,700,000.

(2)	The Purchaser covenants and agrees that it shall cause the lender for the purposes of the Debenture to advance funds when the conditions to advance have been met from time to time, pursuant to the Debenture.

(3)	The Purchaser covenants and agrees that no breach, violation or failure to comply with, the terms of the Debenture shall cause the Company to fail to comply with any of its covenants under the Amendment.

(4)	The Purchaser covenants and agrees that, notwithstanding anything contained in Section 4.1 of the Arrangement Agreement or Section 2.5 hereof, the Company Board shall be permitted, in accordance with the terms of the Amended Company Incentive Plan, to accelerate the vesting of up to a maximum of 4,417,225 Company RSUs granted to the Specified Individuals in the event that either (i) the Company terminates the employment of the Specified Individual; or (ii) the Specified Individual resigns from any and all positions with the Company on or after the one year anniversary of the Amendment Date.

(5)	The Purchaser covenants and agrees that, during the period from the date of this Amendment until the earlier of the Acquisition Effective Time and the time that the Arrangement Agreement is terminated in accordance with its terms, in the event that the Purchaser, in accordance with Section 4.6 of the Arrangement Agreement, acquires or conditionally acquires (including when obtaining an option to acquire), whether on terms and conditions similar to the Amended Arrangement or otherwise, any other Person with operations in the United States (unless the operations of such Person are in material compliance with applicable Laws, as determined by the Purchaser, acting reasonably (including, for greater certainty, the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana)) (a “Target Cannabis Operator”), the Purchaser shall, as a condition to closing such transaction, cause the Target Cannabis Operator to enter into a commercially reasonable management service agreement with the Company, on terms acceptable to the Company, acting reasonably, whereby the Company will receive a management fee from the Target Cannabis Operator, provided that:

(a)	if the Target Cannabis Operator and the Company cannot agree upon a commercially reasonable management service agreement, the Target Cannabis Operator shall pay a management fee calculated as [COMMERCIALLY SENSITIVE INFORMATION REDACTED] on Net Revenue to the Company; and

(b)	any management service agreement or royalty agreement between the Target Cannabis Operator and the Company shall provide for a termination right in favour of the Target Cannabis Operator following the occurrence or waiver of the Triggering Event Date by the Purchaser;

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provided that this Section 2.3(5) shall terminate and cease to apply in the event that Section 4.6(1), Section 4.6(2) and Section 4.6(3) of the Arrangement Agreement are terminated in accordance with Section 4.6(4) of the Arrangement Agreement.

(6)	Notwithstanding anything contained in Section 4.6 of the Arrangement Agreement or in this Amendment:

(a)	the Purchaser shall be permitted to acquire or conditionally acquire any Person that:

(i)	is not in violation of the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana; or

(ii)	otherwise operates in a manner that does not violate the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana;

(b)	for the purposes of Section 4.6 of the Arrangement Agreement and Section 2.3(5) and Section 2.3(6) of this Amendment, the Parties agree that activities involving cannabinoids derived from hemp (hemp as defined in U.S. federal law) shall not breach the covenants of the Purchaser set forth in Section 4.6 of the Arrangement Agreement and Section 2.3(5) and Section 2.3(6) of this Amendment, nor shall licensing arrangements related to use of product-based intellectual property including, but not limited to, vape-filling or beverage-based IP; and

(c)	the Company acknowledges that lack of regulation shall be deemed to be in compliance with applicable Laws.

(7)	The Purchaser hereby confirms that, to the knowledge of the Purchaser, as of the date hereof, there is no fact or circumstance that would cause the Acquisition Closing Conditions to fail to be satisfied and, the Purchaser hereby covenants and agrees that the Purchaser shall not be entitled to refuse to consummate the Acquisition or make a claim for damages against the Company or any of its Subsidiaries on the basis of any facts existing on, or prior to, the date hereof that are within the knowledge of the Purchaser on the date hereof.

2.4	Board Rights.

(1)	After the resignation or termination, as applicable, of the directors and officers of the Company and its Subsidiaries effective as at the Acquisition Effective Time in accordance with Section 4.11 of the Arrangement Agreement, the Purchaser shall be entitled to designate all replacement directors and officers of the Company and its Subsidiaries to fill all such vacancies.

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(2)	During the period from the Acquisition Effective Date until the End Date, the Purchaser shall have the right to nominate a majority of the Persons for election to serve as directors on the Company Board (the “Board Nominees”).

(3)	The Company shall provide written notice to the Purchaser not less than 20 days prior to the record date for shareholders of the Company to receive notice of a shareholders meeting at which directors will be elected to the Company Board. Such notice will include a reasonably detailed request for information regarding any Board Nominees that the Purchaser may be entitled to nominate in accordance with the terms of this Amendment that is required to be included in a proxy statement of the Company in respect of the meeting. At least 45 days before such meeting, the Purchaser will deliver to the Company, in writing, the names of the Board Nominees together with the information regarding such Board Nominees requested by the Company in accordance with the preceding sentence (the “Nomination Letter”). If the Purchaser fails to deliver the Nomination Letter to the Company at least 45 days before the Company’s shareholders meeting, the Purchaser shall be deemed to have nominated the same Board Nominee(s) that serve as directors of the Company at such time (and only such individuals).

(4)	The Company shall cause the Board Nominee(s) to be included in the slate of nominees proposed by the Company to the shareholders for election as directors at each meeting of the shareholders at which directors are to be elected to the Company Board.

(5)	The Company shall use commercially reasonable efforts to cause the election of the Board Nominee(s) to the Company Board, including soliciting proxies in favour of the election of the Board Nominee(s); provided, however, that the Company shall not be required to engage a proxy solicitation agent or otherwise spend out-of-pocket amounts in respect of the foregoing unless the Purchaser previously provides the Company with sufficient amounts to cover such expenses.

(6)	If any Board Nominee ceases to hold office as a director of the Company for any reason, the Purchaser shall be entitled to nominate an individual to replace him or her and the Company shall promptly take all reasonable steps as may be necessary to appoint such individual to the Company Board to replace the Board Nominee who has ceased to hold office.

(7)	The Company covenants and agrees with the Purchaser that, upon any Board Nominee’s election to the Company Board, the Company shall provide such Board Nominee with an indemnity on terms at least as favourable to such Board Nominee as those provided to all other members of the Company Board and the Company shall ensure that such Board Nominee has the benefit of any director or officer insurance policy in effect for the Company, such benefits to be at least as favourable as those available to all other members of the Company Board.

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2.5	Approved Business Plan.

(1)	Not later than 45 days before the commencement of each fiscal quarter, the Company shall prepare and submit to the Purchaser a Business Plan for such quarter that complies with the Mandatory Requirements and the Initial Approved Business Plan.

(2)	The Company shall conduct, and cause the Subsidiaries to conduct, their respective operations, incur expenses and purchase assets in accordance with the then applicable Approved Business Plan. In the event that there is a Failure to Perform as determined on the Acquisition Date, such breach shall be considered to have a material adverse impact on the Company for the purposes of Section 6.2(2)(h) of the Arrangement Agreement. The occurrence of an Interim Failure to Perform or a breach of the first sentence of this Section 2.5(2) will not be considered to have a material adverse impact on the Company for the purposes of Section 6.2(2)(h) of the Arrangement Agreement and, the Purchaser acknowledges and agrees that an Interim Failure to Perform shall not constitute a breach of, or event of default under, the Debenture.

(3)	The Purchaser hereby consents pursuant to Section 4.1(3)(f) of the Arrangement Agreement to any disposition of assets of the Company or any of the Subsidiaries that is completed in accordance with the Initial Approved Business Plan during the period from the date of this Amendment until the earlier of the Acquisition Effective Time and the time that the Arrangement Agreement is terminated in accordance with its terms.

(4)	The Chief Executive Officer of the Company shall have authority to approve all minor changes and modifications to any Approved Business Plan and all Contracts awarded thereunder that are, in the Chief Executive Officer’s good faith judgment, reasonable and prudent under the circumstances and that do not materially change the overall nature or scope of operations contemplated under such Approved Business Plan. The Company shall promptly inform the Purchaser of each such minor change or modification to an Approved Business Plan that the Chief Executive Officer has made or approved in accordance with this Section 2.5(4).

(5)	The Company shall promptly notify the Purchaser of any reasonably anticipated overruns in excess of the expenditures authorized in an Approved Business Plan (including contingency expenditures) by more than 20%. The Company shall not incur expenditures (on a consolidated basis) in any quarter in excess of 120% of the amount set forth in the Approved Business Plan for that quarter.

(6)	In the event of an Interim Failure to Perform, then notwithstanding any other provision of this Amendment or the Arrangement Agreement, following receipt by the Company of written notice therefrom from the Purchaser and until such time as such non-compliance is cured by the Company and the Subsidiaries, as applicable:

(a)	the Company shall not:

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(i)	issue any Shares or securities convertible, exchangeable or exercisable for or into Shares, including any Securities or High Street Units, other than (A) any Shares issuable upon the conversion, exchange or exercise of any Securities or High Street Units that are issued and outstanding at such time; and (B) pursuant to any contractual commitments outstanding at such time;

(ii)	enter into any Contract in respect of Company Debt, except in respect of trade payables or similar obligations incurred in the Ordinary Course of business;

(iii)	grant any New Options or Floating Options; or

(iv)	make any payment of fees owing to members of the Company Board;

(b)	the Company and its Subsidiaries shall not:

(i)	make any short-term incentive or bonus payment to any Company Employee;

(ii)	enter into any Contract with respect to the disposition of any assets other than inventory in the Ordinary Course of business;

(iii)	enter into any Contract with respect to any business combination, merger or acquisition of assets (other than assets acquired in the Ordinary Course of business);

(iv)	make any new capital investments or incur any new capital expenditures; or

(v)	increase the number of Company Employees that have a base salary of US$150,000 or more or more than five full time employees that would be included in the Company’s corporate overhead expenditures;

(clauses (a), (b) and (c) above, collectively, the “Austerity Measures”).

(7)	The occurrence of a Material Failure to Perform shall be considered a breach of a material term of the Arrangement Agreement that is incapable of being cured and Section 4.6(1), Section 4.6(2) and Section 4.6(3) of the Arrangement Agreement shall terminate in accordance with Section 4.6(4) of the Arrangement Agreement, provided; however, that the Purchaser acknowledges and agrees that any Material Failure to Perform shall not have a material adverse impact on the Company for the purposes of Section 6.2(2)(h) of the Arrangement Agreement.

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(8)	Notwithstanding Section 2.5(6), in the case of a Force Majeure Event, the Austerity Measures shall not apply for a period of 90 days after the date that the Purchaser provides written notice to the Company that a Business Plan is not in compliance with the Mandatory Requirements or the Company and the Subsidiaries are not in compliance with an Approved Business Plan.

(9)	During the period from the Acquisition Effective Date until the End Date, not later than 45 days before the commencement of each fiscal quarter, the Company shall prepare and submit to the Purchaser for approval, such approval not to be unreasonably withheld, conditioned or delayed, a proposed Business Plan for the next quarter. The Purchaser shall use commercially reasonable efforts to approve each Business Plan at least 30 days prior to the commencement of the applicable quarter in respect of which such Business Plan is to be adopted, and if the Purchaser fails to do so it will be deemed to have approved such Business Plan.

2.6	Audit & Inspection Rights.

(1)	During the period from the Acquisition Effective Date until the End Date, the Company shall permit, and cause each of its Subsidiaries to permit, the Purchaser and its employees, agents and designees to enter upon, inspect and audit each of their respective properties, assets, books and records from time to time, at reasonable times during normal business hours and upon reasonable notice; provided that any such inspection shall be at the sole expense of the Purchaser.

(2)	During the period from the Acquisition Effective Date until the End Date, the Company shall provide, and cause each of its Subsidiaries to provide, reasonable access upon reasonable notice during normal business hours, to the Company’s and its Subsidiaries’ executive management so that the Purchaser may conduct reasonable investigations relating to the information provided by the Company pursuant to the Arrangement Agreement and this Amendment as well as to the internal controls and operations of the Company and its Subsidiaries.

2.7	Pre-Emptive Rights.

(1)	During the period from the Acquisition Effective Date until the End Date, the Company hereby grants to the Purchaser the right (the “Pre-Emptive Right”) to purchase, directly or indirectly, from time to time, upon the occurrence of any Issuance Event up to such number of Securities issuable or deliverable in connection with such Issuance Event on the same terms and conditions as those issuable in connection with the Issuance Event (the “Pre-Emptive Right Securities”) which will, when added to the Shares beneficially owned by the Purchaser immediately prior to such Issuance Event, result in the Purchaser beneficially owning the Original Percentage after giving effect to the issuance of all Shares to be issued or issuable (including pursuant to the exercise, conversion or exchange of Convertible Securities) in connection with such Issuance Event. In the event that an Issuance Event consists of an issuance or delivery of both Shares and Convertible Securities, the Pre-Emptive Right Securities shall be allocated to the Purchaser between Shares and Convertible Securities on the same pro rata basis as are allocated to subscribers or participants in respect of such Issuance Event.

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(2)	During the period from the Acquisition Effective Date until the End Date, the Company shall provide to the Purchaser written notice (an “Issuance Event Notice”) as soon as practicable and in any event at least five Business Days prior to the earlier of (i) the Company entering into an agreement to issue, distribute or offer Securities pursuant to an Issuance Event, or (ii) the issuance of a press release or other public disclosure of an intended Issuance Event.

(3)	Each Issuance Event Notice shall include the number of Pre-Emptive Right Securities which the Purchaser shall be entitled to purchase as a result of the applicable Issuance Event, a calculation demonstrating how such number was determined, the price per Security to be issued pursuant to the Issuance Event, the expected closing date, to the extent known at such time, and the terms and conditions of the Pre-Emptive Right Securities, if other than Shares.

(4)	If the Purchaser wishes to exercise the Pre-Emptive Right in respect of a particular Issuance Event, the Purchaser shall give written notice to the Company (the “Exercise Notice”) of the exercise of such right and of the number of Pre-Emptive Right Securities that the Purchaser wishes to purchase (i) subject to (ii) below, within five Business Days following the receipt by the Purchaser of the Issuance Event Notice; or (ii) notwithstanding (i), in the event that the Issuance Event is a “bought deal” public offering to be completed by way of a short form prospectus (A) no later than 7:00 a.m. (eastern time) on the Business Day immediately following the date on which the Issuance Event Notice is received, provided it is received prior to 5:00 p.m. (eastern time) on such Business Day, or (B) no later than 5:00 p.m. (eastern time) on the Business Day immediately following the date on which the Issuance Event Notice is received, in the event it is received after 5:00 p.m. (in each of the aforementioned cases, the “Notice Period”), provided that where the Purchaser fails to provide an Exercise Notice within the time period specified in (ii) above but within the time period specified in (i) above, the Company shall, if requested by the Purchaser and subject to the receipt of all required regulatory approvals, sell such Pre-Emptive Right Securities to the Purchaser on a private placement basis as soon as reasonably practicable following or concurrent with the closing of such Issuance Event. If the Purchaser does not exercise the Pre-Emptive Right, the Company may during the 60 day period following the end of the Notice Period proceed to implement the Issuance Event materially on the same terms (or on better terms to the Company) as were made available to the Purchaser and if the Issuance Event is not so implemented within the said 60 day period, the Company must again meet its obligations under this Section 2.7.

(5)	If the Company receives an Exercise Notice within the Notice Period, then the Company shall, subject to the receipt and continued effectiveness of all required regulatory approvals, which approvals the Company shall use all commercially reasonable efforts to promptly obtain (such efforts to include applying for any necessary price protection confirmations or seeking Shareholder approval (if required) in the manner described below) and the closing of the relevant Issuance Event, issue to the Purchaser, against payment of the price payable in respect thereof, that number of Pre-Emptive Right Securities set forth in the Exercise Notice.

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(6)	If the Company is required, under applicable Laws to seek Shareholder approval for the issuance of the Pre-Emptive Right Securities to the Purchaser, then the Company shall call and hold a meeting of its Shareholders to consider (and the Company shall recommend that Shareholders vote in favour of) the issuance of the Pre-Emptive Right Securities to the Purchaser, or at its option get written consent, if permitted, as soon as reasonably practicable and in any event such meeting shall be held within 65 days after the date that the Company is advised that it will require Shareholder approval. The Company shall solicit proxies from Shareholders for use at such meeting to obtain such approval; provided, however, that the Company shall not be required to engage a proxy solicitation agent or otherwise spend out-of-pocket amounts in respect of the foregoing unless the Purchaser previously provides the Company with sufficient amounts to cover such expenses. The record date for voting at such Shareholder meeting shall be a date that is prior to the first closing date of the Issuance Event (if the Company closes all or any part of the Issuance Event prior to obtaining Shareholder approval) unless the Company receives a voting agreement from each subscriber that acquires Securities pursuant to the Issuance Event prior to obtaining Shareholder approval pursuant to which voting agreement such subscriber agrees to vote in favour of the resolution approving the issuance of the Pre-Emptive Right Securities to the Purchaser. Subject to compliance with the above, the Company may close the Issuance Event prior to obtaining Shareholder approval.

2.8	Top-Up Right.

(1)	During the period from the Acquisition Effective Date until the End Date, the Purchaser shall have a right (the “Top-Up Right”) to subscribe for Shares in respect of any Top-Up Securities that the Company may, from time to time, issue, subject to any stock exchange requirements as may then be applicable. In the event that any stock exchange approval is required in order for the Purchaser to exercise a Top-Up Right, the Company shall use its commercially reasonable efforts to obtain such approval. The number of Shares that may be subscribed for by the Purchaser pursuant to a Top-Up Right shall be equal to up to the Original Percentage (as determined at the start of the applicable quarter during which such Top-Up Securities are issued) expressed as a percentage of the Top-Up Securities. The term “Top-Up Securities” shall mean any Shares and/or Convertible Securities issued by the Company:

(a)	on the exercise, conversion or exchange of Convertible Securities issued and outstanding prior to the Acquisition Effective Date or on the exercise, conversion or exchange of Convertible Securities issued after the Acquisition Effective Date in compliance with the Amended Equity Incentive Plan;

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(b)	in connection with any Contract for Company Debt;

(c)	in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers, arrangements, reorganizations or similar business combination transactions or joint ventures undertaken and completed by the Company; or

in all cases, other than Pre-Emptive Right Securities.

(2)	The Top-Up Right may be exercised on a quarterly basis as set out in Section 2.8(5). Any dilution to the Original Percentage resulting from the issuance of Top-Up Securities during a fiscal quarter of the Company will be disregarded for purposes of determining whether the Purchaser has maintained 35% of the Shares.

(3)	The Top-Up Right shall be effected through subscriptions for Shares by the Purchaser at a price per Share equal to the volume weighted average price of the Shares on the stock exchange on which the Shares are primarily traded (as determined by volume) for the five trading days preceding the delivery of the Top-Up Right Acceptance Notice by the Purchaser.

(4)	In the event that any exercise of a Top-Up Right shall be subject to the approval of the Shareholders, the Company shall use its commercially reasonable efforts to cause the approval of such Top-Up Right at the next meeting of Shareholders that is convened by the Company in order to allow the Purchaser to exercise its Top-Up Right. The Company shall solicit proxies from Shareholders for use at such meeting to obtain such approval; provided, however, that the Company shall not be required to engage a proxy solicitation agent or otherwise spend out-of-pocket amounts in respect of the foregoing unless the Purchaser previously provides the Company with sufficient amounts to cover such expenses.

(5)	Within 30 days following the end of each fiscal quarter of the Company, the Company shall send a written notice to the Purchaser (the “Top-Up Right Offer Notice”) specifying: (i) the number of Top-Up Securities issued during such fiscal quarter; (ii) the total number of the then issued and outstanding Shares (which shall include any securities to be issued to Persons having similar participation rights); and (iii) the Original Percentage (based on the publicly reported ownership figures of the Purchaser at the start of the applicable quarter during which such Top-Up Securities are issued and the number of issued and outstanding Shares in (ii) above) assuming the Purchaser did not exercise its Top-up Right.

(6)	The Purchaser shall have 60 days from the date of the Top-Up Right Offer Notice (the “Top-Up Right Notice Period”) to notify the Company in writing (the “Top-Up Right Acceptance Notice”) of the exercise, in full or in part, of its Top-Up Right. The Top-Up Right Acceptance Notice shall specify (i) the number of Shares subscribed for by the Purchaser pursuant to the Top-Up Right; and (ii) the subscription price calculated in accordance with Section 2.8(3). If the Purchaser gives a Top-Up Right Acceptance Notice, the sale of the Securities to the Purchaser pursuant to the Top-Up Right shall be completed as soon as reasonably practicable thereafter.

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Article 3

TERM AND TERMINATION

3.1	Term.

This Amendment shall be effective from the date hereof until the termination of the Arrangement Agreement, as amended hereby.

Article 4

General Provisions

4.1	Ratification and Confirmation.

The Arrangement Agreement, as amended hereby, remains in full force and effect, and as amended hereby is hereby ratified and confirmed. Provisions of the Arrangement Agreement that have not been amended or terminated by this Amendment remain in full force and effect, unamended. All rights and liabilities that have accrued to any Party under the Arrangement Agreement up to the date of this Amendment remain unaffected by this Amendment.

4.2	Expenses.

All out-of-pocket third party transaction expenses incurred in connection with this Amendment and the transactions contemplated hereunder shall be paid by the Party incurring such expenses, whether or not the Amended Arrangement is consummated.

4.3	Notices.

Any notice, or other communication given regarding the matters contemplated by this Amendment (must be in writing, sent by personal delivery, courier or electronic mail) and addressed:

(a)            to the Purchaser at:

Canopy Growth Corporation

1 Hershey Drive

Smiths Falls, Ontario K7A 0A8

Attention:          David Klein
Email:               [PERSONAL INFORMATION REDACTED]

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with copies (which shall not constitute notice) to:

Cassels Brock & Blackwell LLP

Suite 2100, Scotia Plaza

40 King Street West

Toronto, Ontario M5H 3C2

Attention:          Jonathan Sherman

Email:                jsherman@cassels.com

and

Attention:          Jamie Litchen

Email:                jlitchen@cassels.com

(b)            to the Company at:

Acreage Holdings, Inc.

366 Madison Avenue, 11th Floor

New York, New York 10017

Attention:          James Doherty, General Counsel

Email:               [PERSONAL INFORMATION REDACTED]

with copies (which shall not constitute notice) to:

DLA Piper (Canada) LLP

Suite 6000, 1 First Canadian Place

Toronto, Ontario M5X 1E2

Attention:          Robert Fonn

Email:                robert.fonn@dlapiper.com

and

Attention:          Russel W. Drew

Email:                russel.drew@dlapiper.com

and

Cozen O’Connor

One Liberty Place, 1650 Market Street Suite 2800

Philadelphia, Pennsylvania 19103

Attention:         Joseph C. Bedwick

Email:              JBedwick@cozen.com

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Any notice or other communication is deemed to be given and received (i) if sent by personal delivery, same day courier or electronic mail, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day or (ii) if sent by overnight courier, on the next Business Day. A Party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any subsequent notice or other communication must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a notice will be assumed not to be changed. Sending a copy of a notice or other communication to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that Party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.

4.4	Time of the Essence.

Time is of the essence in this Amendment.

4.5	Injunctive Relief.

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Amendment were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Amendment, and to enforce compliance with the terms of this Amendment without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

4.6	Third Party Beneficiaries.

The Company and the Purchaser intend that this Amendment will not benefit or create any right or cause of action in favour of any Person, other than the Parties and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Amendment in any action, suit, proceeding, hearing or other forum.

4.7	Waiver.

No waiver of any of the provisions of this Amendment will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Amendment will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

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4.8	Public Disclosure.

If either of the Parties determines that it is required to publish or disclose the text of this Amendment in accordance with applicable Law, it shall provide the other Party with an opportunity to propose appropriate additional redactions to the text of this Amendment, and the disclosing Party hereby agrees to accept any such suggested redactions to the extent permitted by applicable Law. If a Party does not respond to a request for comments within 48 hours (excluding days that are not Business Days) or such shorter period of time as the requesting Party has determined is necessary in the circumstances, acting reasonably and in good faith, the Party making the disclosure shall be entitled to issue the disclosure without the input of the other Party.

4.9	Entire Agreement.

The Arrangement Agreement, as amended herein, and the documents referred to herein, including the Proposal Agreement and the Amended Plan of Arrangement and the documents delivered in connection with the execution thereof, constitutes the entire agreement between the Parties with respect to the transactions contemplated by the Arrangement Agreement as amended hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Amendment, except as specifically set forth in such documents.

4.10	Successors and Assigns.

(1)	This Amendment becomes effective only when executed by the Company and the Purchaser. After that time, it will be binding upon and enure to the benefit of the Company, the Purchaser and their respective successors and permitted assigns.

(2)	Neither this Amendment nor any of the rights or obligations under this Amendment are assignable or transferable by any Party without the prior written consent of the other Party.

4.11	Severability.

If any provision of this Amendment is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Amendment and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

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4.12	Governing Law.

(1)	This Amendment will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(2)	Each Party irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

4.13	Rules of Construction.

The Parties to this Amendment waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the Party drafting such agreement or other document.

4.14	No Personal Liability.

No director or officer of the Purchaser or any of its Subsidiaries shall have any personal liability whatsoever to the Company under this Amendment or any other document delivered in connection with the transactions contemplated hereby on behalf of the Purchaser or any of its Subsidiaries. No director or officer of the Company or any of its Subsidiaries shall have any personal liability whatsoever to the Purchaser under this Amendment or any other document delivered in connection with the transactions contemplated hereby on behalf of the Company or any of its Subsidiaries.

4.15	Language.

The Parties expressly acknowledge that they have requested that this Amendment and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.

4.16	Counterparts.

This Amendment may be executed in counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Amendment, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF the Purchaser and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	(signed) “Mike Lee”
	Name:	Mike Lee
	Title:	Chief Financial Officer

ACREAGE HOLDINGS, INC.

By:	(signed) “William Van Faasen”
	Name:	William Van Faasen
	Title:	Interim Chief Executive Officer

Schedule A
AMENDED AND RESTATED PLAN OF ARRANGEMENT

(Please see attached)

AMENDED PLAN OF ARRANGEMENT UNDER DIVISION 5 OF PART 9
OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

Article 1
INTERPRETATION

1.1	Certain Rules of Interpretation.

Unless indicated otherwise, where used in this Amended Plan of Arrangement, capitalized terms used but not defined shall have the meanings ascribed thereto in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

“Acquisition” means (i) the acquisition by the Purchaser of the issued and outstanding New Subordinate Shares following the exercise or deemed exercise of the Purchaser Call Option; and (ii) if applicable, the concurrent acquisition by the Purchaser of the issued and outstanding Floating Shares pursuant to the Floating Call Option.

“Acquisition Closing Conditions” means the Company Acquisition Closing Conditions and the Purchaser Acquisition Closing Conditions.

“Acquisition Closing Outside Date” means the Purchaser Call Option Expiry Date, or, if (i) the Purchaser Call Option is exercised, or (ii) a Triggering Event Date occurs prior to the Purchaser Call Option Expiry Date, the date that is 12 months following such exercise of the Purchaser Call Option or Triggering Event Date, as applicable; provided that:

(a)	if the exercise of the Purchaser Call Option or Triggering Event Date has occurred prior to the Purchaser Call Option Expiry Date and the reason the Acquisition Date has not occurred prior to the Acquisition Closing Outside Date is because all of the Regulatory Approvals included in the Acquisition Closing Conditions (which, for certainty, does not include those Regulatory Approvals, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect (as defined in the Arrangement Agreement)) have not been satisfied or waived and, at such Acquisition Closing Outside Date, the Party responsible for obtaining such outstanding Regulatory Approvals is continuing to use good faith reasonable commercial efforts to obtain such Regulatory Approvals and there is a reasonable prospect that such Regulatory Approvals will be received, then the Acquisition Closing Outside Date shall automatically be extended to the date that is two Business Days following the date all such outstanding Regulatory Approvals are received or waived; or

(b)	if the exercise of the Purchaser Call Option or Triggering Event Date has occurred prior to the Purchaser Call Option Expiry Date and the reason the Acquisition Date has not occurred prior to the Acquisition Closing Outside Date is because all of the Purchaser Acquisition Closing Conditions included in the Acquisition Closing Conditions have not been satisfied or waived, then the Acquisition Closing Outside Date shall automatically be extended to the date that is the earliest of (i) two Business Days following the date all such outstanding Purchaser Acquisition Closing Conditions are satisfied or waived, or (ii) the date on which the Purchaser, acting reasonably, determines that there is no longer a reasonable prospect that such outstanding Purchaser Acquisition Closing Conditions will be satisfied or waived.

“Acquisition Date” means the date specified in a Purchaser Call Option Exercise Notice or Triggering Event Notice delivered in accordance with the terms of the Purchaser Call Option and the Floating Call Option, if applicable, on which the closing of the purchase and sale of the Purchaser Call Option Shares pursuant to the Purchaser Call Option is to occur and the Floating Shares pursuant to the Floating Call Option, if applicable; provided that notwithstanding the foregoing, if the Acquisition Closing Conditions are not satisfied or waived prior to such date, the Acquisition Date shall automatically be extended, without any further action by any Person, to the date that is two Business Days following the satisfaction or waiver of the Acquisition Closing Conditions; provided further that under no circumstances shall the Acquisition Date be a date that is after the Acquisition Closing Outside Date.

“Acquisition Effective Time” means 12:01 a.m. (Vancouver time) on the Acquisition Date, or such other time on the Acquisition Date as the Parties agree to in writing before the Acquisition Date.

“Aggregate Floating Consideration” means (i) the aggregate number of Purchaser Shares to be issued and the aggregate amount of cash to be paid pursuant to the Floating Call Option as determined by the Purchaser in accordance with Section 3.3; and (ii) the aggregate number of Purchaser Shares issuable pursuant to Replacement Options, Replacement Compensation Options and Replacement RSUs that are issued in exchange for Floating Options and the aggregate amount of cash to be paid in exchange for such securities.

“Aggregate Amendment Option Payment” means US$37,500,024.

“Alternate Consideration” has the meaning specified in Section 1.1 of the Arrangement Agreement.

“Alternate Floating Consideration” means the number of shares or other securities or property (including cash) that a Floating Shareholder would have been entitled to receive on a Purchaser Change of Control, if, at the effective time of such Purchaser Change of Control, such Floating Shareholder had been the registered holder of that number of Purchaser Shares which the Floating Shareholder would otherwise have been entitled to receive in exchange for its Floating Shares pursuant to the Amended Arrangement if the Acquisition Date and the steps referred to in Section 3.2 of the Plan of Arrangement had been completed effective immediately prior to the effective time of the Purchaser Change of Control; provided that, for the purposes of determining the number of Purchaser Shares which the Floating Shareholder would otherwise have been entitled to receive in exchange for its Floating Shares, “B” in the formula of the Floating Rate shall be calculated by reference to (i) the volume weighted average trading price expressed in US$ of the securities of the acquiror in connection with such Purchaser Change of Control on the stock exchange on which the securities are primarily traded (as determined by volume) for the 30 trading day period immediately prior to the Floating Rate Date; multiplied by (ii) the Purchaser Change of Control Valuation.

“Amended Arrangement” means an arrangement under Section 288 of the BCBCA on the terms and subject to the conditions set out in this Amended Plan of Arrangement, subject to any amendments or variations to this Amended Plan of Arrangement made in accordance with the terms of the Amendment or Section 6.1 of this Amended Plan of Arrangement or made at the direction of the Court in the Amendment Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably.

“Amended Equity Incentive Plan” means the Company’s amended and restated omnibus equity plan approved by the Company Shareholders at the Meeting, which will become effective as contemplated in this Amended Plan of Arrangement.

“Amended Options In-The-Money Amount” means, in respect of the New Options and Floating Options, the amount, if any, determined immediately after the exchange in Section 3.2(f), by which the aggregate of the Fair Market Value of the Company Subordinate Voting Shares that a holder of New Options and Floating Options had been entitled to acquire on exercise of the Company Options immediately prior to the exchange of Company Options for New Options and Floating Options pursuant to Section 3.2(f) exceeds the aggregate of the exercise prices payable to acquire such New Subordinate Shares and Floating Shares at that time.

“Amended Plan of Arrangement” means this amended and restated plan of arrangement and any amendments or variations made in accordance with Section 6.1 of this Amended Plan of Arrangement or made at the direction of the Court in the Amendment Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably.

“Amendment” means the second amendment to the Arrangement Agreement approved by Company Shareholders and to become effective at the Amendment Time.

“Amendment Date” means the date on which the Required Filings are filed with the Registrar in accordance with the terms of the Amendment.

“Amendment Final Order” means the final order of the Court approving the Amended Arrangement under Section 291 of the BCBCA, in a form acceptable to the Company and the Purchaser, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement.

“Amendment Interim Order” means the interim order of the Court dated August 11, 2020, after being informed of the intention of the Parties to rely upon the exemption from registration under Section 3(a)(10) of the U.S. Securities Act with respect to the Issued Securities issued pursuant to the Amended Arrangement.

“Amendment Option Payment” means an amount, in US$, calculated to six decimal places, determined when (a) the Aggregate Amendment Option Payment, is divided by (b) the sum of (i) the number of Company Subordinate Voting Shares outstanding immediately prior to the Amendment Time (excluding any such shares held by any Excluded Company Shareholder), (ii) the number of Company Proportionate Voting Shares outstanding immediately prior to the Amendment Time (excluding any such shares held by any Excluded Company Shareholder), multiplied by 40; (iii) the number of Company Multiple Voting Shares outstanding immediately prior to the Amendment Time (excluding any such shares held by any Excluded Company Shareholder); (iv) the number of Company Subordinate Voting Shares which the Amendment Time High Street Holders are entitled to receive upon exchange of their Common Membership Units; and (v) the number of Company Subordinate Voting Shares which the Amendment Time USCo2 Class B Holders are entitled to receive upon exchange of their USCo2 Class B Shares.

“Amendment Time” means 12:01 a.m. (Vancouver time) on the Amendment Date, or such other time on the Amendment Date as the Parties agree to in writing before the Amendment Date.

“Amendment Time Company Shareholder” means a Person who is a Company Shareholder (other than an Excluded Company Shareholder) immediately prior to the Amendment Time.

“Amendment Time High Street Holder” means a Person who is a High Street Holder immediately prior to the Amendment Time.

“Amendment Time USCo2 Class B Holder” means a Person who is a USCo2 Class B Holder immediately prior to the Amendment Time.

“Arrangement Agreement” means the arrangement agreement dated as of April 18, 2019, as amended on May 15, 2019 and the date hereof pursuant to the Amendment, between the Purchaser and the Company, including the schedules and exhibits thereto, as the same may be further amended, supplemented or restated.

“BCBCA” means the Business Corporations Act (British Columbia).

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are generally closed for business in Toronto, Ontario or Vancouver, British Columbia or New York, New York, as the context requires.

“Capital Reorganization” has the meaning specified in Section 3.2(e).

“Cash Proportion” has the meaning specified in Section 3.3(c).

“Circular” means the notice of the Meeting and accompanying proxy statement, including all schedules, appendices and exhibits to, and information incorporated by reference in, such proxy statement, sent to the Company Shareholders in connection with the Meeting.

“Common Membership Units” means the common membership units of High Street outstanding from time to time, other than common membership units held by Acreage Holdings America, Inc. and USCo2.

“Company” means Acreage Holdings, Inc., a corporation organized under the BCBCA and treated as a “domestic corporation” for U.S. federal income tax purposes.

“Company Acquisition Closing Conditions” has the meaning specified in Section 1.1 of the Arrangement Agreement.

“Company Canadian Shareholder” means a Person (other than the Purchaser) who is a Shareholder at the Acquisition Effective Time and who has indicated in the Letter of Transmittal (or in such other document or form, or in such other manner, as may be specified in the Circular) that the Shareholder is (i) resident in Canada for purposes of the Tax Act, or (ii) a “Canadian partnership” as defined in the Tax Act.

“Company Compensation Option Holder” means a holder of one or more Company Compensation Options.

“Company Compensation Options” means the compensation options and the warrants of the Company which are outstanding as of the Amendment Time.

“Company Multiple Voting Shares” means the shares of the Company designated as Class C multiple voting shares, each convertible into one Company Subordinate Voting Share and each entitling the holder thereof to 4,300 votes per share at shareholder meetings of the Company.

“Company Non-U.S. Shareholder” means a Shareholder (other than the Purchaser) that is not a Company U.S. Shareholder.

“Company Option In-The-Money-Amount” in respect of a Company Option means the amount, if any, determined immediately before the Amendment Time, by which the total Fair Market Value of the Company Subordinate Voting Shares that a holder is entitled to acquire on exercise of the Company Option, exceeds the aggregate exercise price payable to acquire such Company Subordinate Voting Shares at that time.

“Company Optionholder” means a holder of Company Options.

“Company Options” means the options to purchase Company Subordinate Voting Shares issued pursuant to the Amended Equity Incentive Plan prior to the Amendment Time, which are outstanding as of the Amendment Time.

“Company Proportionate Voting Shares” means the shares of the Company designated as Class B proportionate voting shares, each convertible into 40 Company Subordinate Voting Shares and each entitling the holder thereof to 40 votes per share at shareholder meetings of the Company.

“Company RSUs” means the restricted share units that may be settled by the Company in either cash or Company Subordinate Voting Shares which are outstanding as of the Amendment Time.

“Company RSU Holders” means the holders of Company RSUs.

“Company Securities” means, collectively, Company Shares, Company Options, Company RSUs and Company Compensation Options.

“Company Share” means a share of the Company, and includes the Company Subordinate Voting Shares, the Company Proportionate Voting Shares and the Company Multiple Voting Shares.

“Company Shareholder” means a registered or beneficial holder of one or more Company Shares, as the context requires.

“Company Subordinate Voting Shares” means the shares of the Company designated as Class A subordinate voting shares, each entitling the holder thereof to one vote per share at shareholder meetings of the Company.

“Company U.S. Shareholder” means a Shareholder (other than the Purchaser or a Company Canadian Shareholder) that is a “United States person” within the meaning of Section 7701(a)(30) of the U.S. Tax Code.

“Consideration Shares” means Purchaser Shares to be received by Shareholders (other than the Purchaser) pursuant to Section 3.2(n)(iii), Section 3.2(n)(iv) or Section 3.2(n)(vi)(F).

“Court” means the Supreme Court of British Columbia.

“CSE” means Canadian Securities Exchange.

“Depositary” means Computershare Trust Company of Canada, or any other depositary or trust company, bank or financial institution as the Purchaser may appoint to act as depositary with the approval of the Company, acting reasonably, for the purpose of, among other things, exchanging certificates representing Shares for Consideration Shares in connection with the Amended Arrangement.

“Dissent Rights” has the meaning specified in Section 4.1.

“Dissenting Company Shareholder” means a registered holder of Company Shares who has properly exercised its Dissent Rights in respect of the Resolution in accordance with Section 4.1 and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who is ultimately determined to be entitled to be paid the fair value of his, her or its Company Shares.

“Dissenting Shares” means the Company Shares held by Dissenting Company Shareholders in respect of which such Dissenting Company Shareholders have given Notice of Dissent.

“Eligible Company Canadian Shareholder” means a Company Canadian Shareholder who is not a Tax Exempt Person.

“Exchange Ratio” means 0.3048 of a Purchaser Share to be issued by the Purchaser for each one New Subordinate Share exchanged pursuant to the Amended Arrangement, provided that, if the aggregate number of New Subordinate Shares on a Fully-Diluted Basis at the Acquisition Effective Time is greater than 127,301,393 New Subordinate Shares on a Fully-Diluted Basis, and the Purchaser has not provided written approval for the issuance of such additional Securities, the Exchange Ratio shall be the fraction, calculated to six decimal places, determined by the formula A x B/C, where:

“A”	equals 0.3048,

“B”	equals the number of New Subordinate Shares on a Fully-Diluted Basis issued at the Amendment Time pursuant to the steps in the Plan of Arrangement up until Section 3.2(j), as increased for the issuance of such additional Securities in accordance with the Purchaser Approved Share Threshold, and

“C”	equals the aggregate number of New Subordinate Shares on a Fully-Diluted Basis at the Acquisition Effective Time,

in each case subject to adjustment in accordance with Section 2.14 of the Arrangement Agreement; provided that in the event of a Payout, the Exchange Ratio shall be decreased and the two references to 0.3048 above shall instead refer to the number determined by the formula (D – E) / (F x G), where:

“D”	equal 0.3048 x (F x G)

“E”	equals the Payout, and

“F”	equals the aggregate number of New Subordinate Shares on a Fully-Diluted Basis at the Acquisition Effective Time

“G”	the Fair Market Value of the Purchaser Shares immediately prior to the Acquisition Date.

“Excluded Company Shareholder” means any Dissenting Company Shareholder.

“Fair Market Value” means (i) in respect of the Company Subordinate Voting Shares, New Subordinate Shares or the Floating Shares, as applicable, the volume weighted average trading price of the applicable share on the CSE (or other recognized stock exchange on which the applicable shares are primarily traded as determined by volume), subject to a minimum amount of US$6.41 in respect of the Floating Shares; and (ii) in respect of the Purchaser Shares, the volume weighted average trading price of the Purchaser Shares on the NYSE (or other recognized stock exchange on which the Purchaser Shares are primarily traded if not then traded on the NYSE, as determined by volume, and reflected in US$), in each case, for the five trading day period immediately prior to the Amendment Date or the Acquisition Date, as applicable.

“Floating Call Option” means, pursuant to the terms of the Floating Shares, the embedded option of the Purchaser to acquire each Floating Share at the Acquisition Effective Time, on the terms and conditions set forth in Exhibit B hereto.

“Floating Call Option Exercise Notice” means a notice in writing, substantially in the form attached hereto as Exhibit E, delivered by the Purchaser to the Company (with a copy to the Depositary) stating that the Purchaser is exercising its rights pursuant to the Floating Call Option to acquire all (but not less than all) of the Floating Shares on the Acquisition Date, subject to the satisfaction or waiver, as applicable, of the Acquisition Closing Conditions.

“Floating Cash Consideration” means a cash amount in US$ equal to the product of the Floating Share Consideration multiplied by the volume weighted average trading price expressed in US$ of the Purchaser Shares on the NYSE (or other recognized stock exchange on which the Purchaser Shares are primarily traded if not then traded on the NYSE, as determined by volume) for the 30 trading day period immediately prior to the Floating Rate Date.

“Floating Compensation Options” means the compensation options and the warrants to purchase Floating Shares issued by the Company at or following the Amendment Time, which are outstanding as of the Acquisition Effective Time.

“Floating Consideration” means, at the option of the Purchaser pursuant to the Floating Call Option notice in Exhibit B, either (i) the Floating Share Consideration; (ii) the Floating Cash Consideration; or (iii) a combination of clause (i) and (ii) in such amount as the Purchaser shall determine in accordance with Section 3.3(c); provided that in no circumstances shall the non-cash portion of the Aggregate Floating Consideration include Purchaser Shares in an amount greater than the Floating Share Maximum without the prior written consent of the Purchaser.

“Floating Election Date” means the date on which the Purchaser delivers the Floating Call Option Exercise Notice to the Company (with a copy to the Depositary), provided that for greater certainty, such date shall be on or before the Floating Election Expiry Date.

“Floating Election Expiry Date” means the date that is 30 days following the Floating Rate Date.

“Floating Option In-The-Money-Amount” in respect of a Floating Option means the amount, if any, determined immediately before the Acquisition Effective Time, by which the total Fair Market Value of the Floating Shares that a holder is entitled to acquire on exercise of the Floating Option, exceeds the aggregate exercise price to acquire such Floating Shares at that time.

“Floating Optionholder” means a holder of Floating Options.

“Floating Options” means the options to purchase Floating Shares issued pursuant to the Amended Equity Incentive Plan at or following the Amendment Time, which are outstanding as of the Acquisition Effective Time.

“Floating Per Share Consideration” means (i) the Floating Consideration, or (ii) following a Purchaser Change of Control, such Alternate Floating Consideration that holders of Shares are entitled to receive.

“Floating Rate” means the fraction, calculated to six decimal places, determined by the formula A/B where:

“A”	equals the volume weighted average trading price expressed in US$ of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period immediately prior to the Floating Rate Date, subject to a minimum amount of US$6.41

“B”	equals the volume weighted average trading price expressed in US$ of the Purchaser Shares on the NYSE (or other recognized stock exchange on which the Purchaser Shares are primarily traded if not then traded on the NYSE, as determined by volume) for the 30 trading day period immediately prior to the Floating Rate Date.

“Floating Rate Date” means the date of the exercise, or deemed exercise, of the Purchaser Call Option.

“Floating Ratio” means the Floating Rate of a Purchaser Share to be issued by the Purchaser for each one Floating Share exchanged pursuant to the Amended Arrangement, provided that, if the aggregate number of Floating Shares on a Fully-Diluted Floating Basis at the Acquisition Effective Time is greater than 58,257,533, and the Purchaser has not provided written approval for the issuance of such additional Securities, the Floating Ratio shall be the fraction, calculated to six decimal places, determined by the formula A x B/C, where:

“A”	equals the Floating Rate,

“B”	equals the number of Floating Shares on a Fully-Diluted Floating Basis issued at the Amendment Time pursuant to the steps in the Plan of Arrangement up until Section 3.2(j), as increased for the issuance of such additional Securities in accordance with the Purchaser Approved Share Threshold, and

“C”	equals the aggregate number of Floating Shares on a Fully-Diluted Floating Basis at the Acquisition Effective Time,

in each case subject to adjustment in accordance with Section 2.14 of the Arrangement Agreement.

“Floating RSUs” means the restricted share units that may be settled by the Company in either cash or Floating Shares issued pursuant to the Amended Equity Incentive Plan at or following the Amendment Time, which are outstanding as of the Acquisition Effective Time.

“Floating Shareholder” means a registered or beneficial holder of one or more Floating Shares, as the context requires.

“Floating Share Consideration” means that number of Purchaser Shares issuable per Floating Share based on the Floating Ratio.

“Floating Share Maximum” means 70,713,995 Purchaser Shares.

“Floating Shares” means the shares of the Company to be created pursuant to Section 3.2(d)(iii) of this Amended Plan of Arrangement and designated as Class D subordinate voting shares, each entitling the holder thereof to one vote per share at shareholder meetings of the Company.

“Fully-Diluted Basis” means the aggregate number of New Subordinate Shares assuming the conversion, exercise or exchange, as applicable, of the New Multiple Shares, New Options, New RSUs, New Compensation Options and any other warrants, options or other securities, including the Common Membership Units and USCo2 Class B Shares, convertible into or exercisable or exchangeable for New Subordinate Shares (as such convertible securities have been adjusted to reflect the Capital Reorganization, as applicable and assuming the conversion of any underlying New Multiple Shares) but excluding, for greater certainty, the Floating Shares, the Floating Options, the Floating RSUs and the Floating Compensation Options.

“Fully-Diluted Floating Basis” means the aggregate number of Floating Shares assuming the conversion, exercise or exchange, as applicable, of the Floating Options, Floating RSUs and Floating Compensation Options and any other warrants, options or other securities convertible into or exercisable or exchangeable for Floating Shares, including assuming the conversion, exercise or exchange, as applicable, of the Common Membership Units and the USCo2 Class B Shares.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (iv) any stock exchange.

“High Street” means High Street Capital Partners, LLC.

“High Street Holders” means the holders of Common Membership Units and vested Class C-1 Membership Units as defined in the Third Amended and Restated Limited Liability Company Agreement of High Street, as may be amended.

“IRS” means Internal Revenue Service.

“Issued Securities” means all securities (other than Mergeco New Subordinate Shares) to be issued pursuant to the Amended Arrangement, including, for the avoidance of doubt, New Subordinate Shares issued pursuant to Sections 3.2(n)(i), all Purchaser Shares issued pursuant to Section 3.2(n)(iii), Section 3.2(n)(iv) or Section 3.2(n)(vi)(F), Replacement Options, Replacement RSUs and Replacement Compensation Options.

“Law” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, official guidance, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

“Letter of Transmittal” means the letter of transmittal to be sent by the Company to Shareholders following the receipt by the Company of a Purchaser Call Option Exercise Notice or Triggering Event Notice, as the case may be, and if applicable, the Floating Call Option Exercise Notice.

“Lien” means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.

“Meeting” means the special meeting of Company Shareholders, held on September 16, 2020, in accordance with the Amendment Interim Order to consider the Resolution.

“Mergeco” has the meaning specified in Section 3.2(n)(vi).

“Mergeco New Subordinate Shares” means the New Subordinate Shares in the capital of Mergeco.

“Merger” has the meaning specified in Section 3.2(n)(vi).

“New Compensation Options” means the compensation options and warrants to purchase New Subordinate Shares at or following the Amendment Time, which remain outstanding as of Acquisition Effective Time.

“New Multiple Shares” means shares of the Company to be created pursuant to Section 3.2(d)(ii) of the Amended Plan of Arrangement and designated as multiple voting shares, each entitling the holder thereof to 4,300 votes per share at shareholder meetings of the Company.

“New Options” means the options to purchase New Subordinate Shares issued pursuant to the Amended Equity Incentive Plan at or following the Amendment Time, which are outstanding as of the Acquisition Effective Time.

“New Option In-The-Money-Amount” in respect of a New Option means the amount, if any, determined immediately before the Acquisition Effective Time, by which the total Fair Market Value of the New Subordinate Shares that a holder is entitled to acquire on exercise of the New Option, exceeds the aggregate exercise price payable to acquire such New Subordinate Shares at that time.

“New RSUs” means the restricted share units that may be settled by the Company in either cash or New Subordinate Shares issued pursuant to the Amended Equity Incentive Plan at or following the Amendment Time, which are outstanding as of the Acquisition Effective Time.

“New Subordinate Shares” means shares of the Company to be created pursuant to Section 3.2(d)(i) of the Amended Plan of Arrangement and designated as subordinate voting shares, each entitling the holder thereof to one vote per share at shareholder meetings of the Company.

“Notice of Dissent” means a notice of dissent duly and validly given by a registered holder of Company Shares exercising Dissent Rights as contemplated in the Amendment Interim Order and as described in Article 4.

“NYSE” means the New York Stock Exchange.

“Original Plan of Arrangement” means the plan of contemplated by the Arrangement Agreement implemented on June 27, 2019 under Section 288 of the Business Corporations Act (British Columbia) involving the Company and the Purchaser.

“Parties” means the Company and the Purchaser and “Party” means any one of them.

“Payment Agent” means Odyssey Trust Company, or any other payment agent or trust company, bank or financial institution as the Company may appoint to act as payment agent with the approval of the Purchaser, acting reasonably, for the purpose of, among other things, paying the Amendment Option Payment to the recipients thereof in connection with the Amendment.

“Payout” means any amount paid by the Company or any of its Subsidiaries over US$20,000,000 in order to either (i) settle; (ii) satisfy a judgement; or (iii) acquire the disputed minority non-controlling interest; in connection with the claim set forth in Section (r)(4) of the Company Disclosure Letter.

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Per Share Consideration” means (i) the Purchaser Share Consideration, or (ii) following a Purchaser Change of Control, the Alternate Consideration that Shareholders are entitled to receive in accordance with Section 2.15 of the Arrangement Agreement.

“Per Share Amendment Option Payment” means:

(a)	for each Company Subordinate Voting Share, the Amendment Option Payment;

(b)	for each Company Proportionate Voting Share, the Amendment Option Payment multiplied by 40;

(c)	for each Company Multiple Voting Share, the Amendment Option Payment;

(d)	for each Company Subordinate Voting Share which may be obtained upon exchange of Common Membership Units by Amendment Time High Street Holders, the Amendment Option Payment; and

(e)	for each Company Subordinate Voting Share which may be obtained upon exchange of USCo2 Class B Shares by Amendment Time USCo2 Class B holders, the Amendment Option Payment.

“Proportionate Election” has the meaning specified in Section 3.3(c).

“Proposal Agreement” means the proposal agreement between the Purchaser and the Company dated as of June 24, 2020.

“Purchaser” means Canopy Growth Corporation, a corporation organized under the federal laws of Canada.

“Purchaser Acquisition Closing Conditions” has the meaning specified in Section 1.1 of the Arrangement Agreement.

“Purchaser Call Option” means, pursuant to the special rights and restrictions of the Shares (other than the Floating Shares), the embedded option of the Purchaser to acquire such Share on the terms and conditions set forth in Exhibit B hereto.

“Purchaser Call Option Exercise Notice” means a notice in writing, substantially in the form attached hereto as Exhibit C, delivered by the Purchaser to the Company (with a copy to the Depositary) stating that the Purchaser is exercising its rights pursuant to the Purchaser Call Option to acquire all (but not less than all) of the Purchaser Call Option Shares, and specifying a Business Day (to be not less than 61 days and not more than 90 days following the date such Purchaser Call Option Exercise Notice is delivered to the Company) on which the closing of the purchase and sale of the Purchaser Call Option Shares pursuant to the Purchaser Call Option is to occur, subject to the satisfaction or waiver, as applicable, of the Acquisition Closing Conditions.

“Purchaser Call Option Expiry Date” means the date that is 10 years following the Amendment Date.

“Purchaser Call Option Share” means a Share (other than a Floating Share) in respect of which a Purchaser Call Option is embedded in the special rights and restrictions of such Shares.

“Purchaser Change of Control” means any business consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction pursuant to which 100% of the shares or all or substantially all of the assets of the Purchaser are transferred, sold or conveyed, directly or indirectly, to any other Person or group of Persons, acting jointly or in concert.

“Purchaser Change of Control Valuation” means the fraction, calculated to six decimal places, determined by the formula A/(A+B) where:

“A”	equals the total value of all consideration payable to holders of Purchaser Shares upon a Purchaser Change of Control, and if such consideration includes securities that are issuable in connection with such Purchaser Change of Control, such securities shall be valued based upon the volume weighted average trading price expressed in US$ of the securities of the acquiror in connection with such Purchaser Change of Control on the stock exchange on which the securities are primarily traded (as determined by volume) for the 30 trading day period immediately prior to the Purchaser Change of Control, and

“B”	equals the total value of the issued and outstanding securities of the acquiror in connection with such Purchaser Change of Control immediately prior to the Purchaser Change of Control which shall be determined based upon the volume weighted average trading price expressed in US$ of the securities of the acquiror in connection with such Purchaser Change of Control on the stock exchange on which the securities are primarily traded (as determined by volume) for the 30 trading day period immediately prior to the Purchaser Change of Control.

“Purchaser Equity Incentive Plan” means the Amended and Restated Omnibus Incentive Plan of the Purchaser as approved by shareholders of the Purchaser on July 30, 2018, as the same may be amended, supplemented or restated in accordance therewith, prior to the Acquisition Effective Time.

“Purchaser Share Consideration” means that number of Purchaser Shares issuable per New Subordinate Share in accordance with Sections 3.2(n)(iv) and 3.2(n)(vi)(F) and based on the Exchange Ratio in effect immediately prior to the Acquisition Effective Time.

“Purchaser Shares” means the common shares in the capital of the Purchaser.

“Purchaser Subco” means 1208640 BC Ltd., a wholly-owned direct subsidiary of the Purchaser, incorporated under the BCBCA for the purposes of completing the Merger.

“Purchaser Subco Shares” means the common shares in the capital of Purchaser Subco.

“Registrar” means the person appointed as the Registrar of Companies pursuant to Section 400 of the BCBCA.

“Reorganization Depositary” means Odyssey Trust Company, or any other depositary or trust company, bank or financial institution as the Company may appoint to act as depositary for the purpose of, among other things, exchanging certificates representing Company Shares for New Subordinate Shares and New Multiple Shares in connection with the Capital Reorganization.

“Reorganization Letter of Transmittal” means the letter of transmittal to be sent by the Company to Company Shareholders in connection with the Capital Reorganization.

“Replacement Compensation Option” means an option or right to purchase Purchaser Shares granted by the Purchaser in replacement of (i) New Compensation Options on the basis set forth in Section 3.2(n)(viii); and/or (ii) if applicable, Floating Compensation Options on the basis set forth in Section 3.2(n)(xi).

“Replacement Option” means an option or right to purchase Purchaser Shares granted by the Purchaser in exchange for (i) New Options on the basis set forth in Section 3.2(n)(vii); and/or (ii) if applicable, Floating Options on the basis set forth in Section 3.2(n)(x).

“Replacement Option In-The-Money Amount” means, in respect of a Replacement Option, the amount, if any, determined immediately after the exchange in Section 3.2(n)(vii) or Section 3.2(n)(x), as applicable, by which the total Fair Market Value of the Purchaser Shares that a holder is entitled to acquire on exercise of the Replacement Option exceeds the aggregate exercise price payable to acquire such Purchaser Shares at that time.

“Replacement RSU” means a restricted share unit that may be settled in cash or Purchaser Shares granted by the Purchaser in exchange for (i) New RSUs on the basis set forth in Section 3.2(n)(ix); and (ii) if applicable, Floating RSUs on the basis set forth in Section 3.2(n)(xii).

“Required Filings” means the records and information required to be provided to the Registrar under Section 292(a) of the BCBCA in respect of the Amended Arrangement, together with a copy of the Amendment Final Order.

“Resolution” means the special resolution approving this Amended Plan of Arrangement that was approved at the Meeting.

“Securities” means, collectively, New Subordinate Shares, New Multiple Shares, Floating Shares, New Options, Floating Options, New RSUs, Floating RSUs, New Compensation Options and Floating Compensation Options.

“Shares” means, collectively, the New Subordinate Shares, the New Multiple Shares and the Floating Shares.

“Share Proportion” has the meaning specified in Section 3.3(c).

“Shareholder” means a registered or beneficial holder of one or more Shares, as the context requires.

“Tax Act” means the Income Tax Act (Canada), as amended from time to time.

“Tax Exempt Person” means a person who is exempt from tax under Part I of the Tax Act.

“Triggering Event Date” means the date federal laws in the United States are amended to permit the general cultivation, distribution and possession of marijuana (as defined in 21 U.S.C 802) or to remove the regulation of such activities from the federal laws of the United States.

“Triggering Event Notice” means a notice in writing, substantially in the form attached hereto as Exhibit D, delivered by the Purchaser to the Company (with a copy to the Depositary) stating that the Triggering Event Date has occurred and specifying a Business Day (to be not less than 61 days and not more than 90 days following the date such Triggering Event Notice is delivered to the Company) on which the closing of the purchase and sale of the Purchaser Call Option Shares pursuant to the Purchaser Call Option is to occur, subject to the satisfaction or waiver of the Acquisition Closing Conditions.

“TSX” means the Toronto Stock Exchange.

“United States” and “U.S.” each mean the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“US$” means the lawful currency of the United States.

“USCo2” means Acreage Holdings WC Inc., a subsidiary of the Company.

“USCo2 Class B Holders” means the holders of USCo2 Class B Shares.

“USCo2 Class B Shares” means Class B non-voting common shares in the capital of USCo2 outstanding as of the date of the Arrangement Agreement.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended.

“U.S. Treasury Regulations” means the regulations promulgated under the U.S. Tax Code by the United States Department of the Treasury.

1.2	Certain Rules of Interpretation.

In this Amended Plan of Arrangement, unless otherwise specified:

(1)	Headings, etc. The division of this Amended Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Amended Plan of Arrangement.

(2)	Currency. All references to dollars or to “$” are references to United States dollars.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)	Certain Phrases, etc. The words “including”, “includes” and “include” mean “including (or includes or include) without limitation,” and “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of.”

(5)	Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re- enacted, unless stated otherwise.

(6)	Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Amended Plan of Arrangement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(7)	Time References. References to time are to local time, Toronto, Ontario, unless otherwise indicated.

Article 2
AMENDMENT AND BINDING EFFECT

2.1	Amendment.

This Amended Plan of Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement, except in respect of the sequence of the transactions and events comprising the Amended Arrangement, which shall occur in the order set forth herein.

2.2	Binding Effect.

As of and from the Amendment Time, this Amended Plan of Arrangement will be binding on: (i) the Company, (ii) the Purchaser, (iii) Purchaser Subco, (iv) the Reorganization Depositary, (v) the Depositary, (vi) all registered and beneficial Shareholders (including Dissenting Company Shareholders and including, for the avoidance of doubt, Persons who acquire Shares after the Amendment Time), (vii) all High Street Holders and USCo2 Class B Holders, and (viii) all holders of Company Options, New Options, Floating Options, Company RSUs, New RSUs, Floating RSUs, Company Compensation Options, New Compensation Options and Floating Compensation Options (including, for the avoidance of doubt, Persons who acquire New Options, Floating Options, New RSUs, Floating RSUs, New Company Compensation Options or Floating Compensation Options after the Amendment Time), in each case without any further act or formality required on the part of any Person.

2.3	Time of Arrangement.

The exchanges, issuances and cancellations provided for in Section 3.2 shall be deemed to occur at the time and in the order specified in Section 3.2, notwithstanding that certain of the procedures related thereto are not completed until after such time.

2.4	No Impairment.

No rights of creditors against the property and interests of the Company will be impaired by the Amended Arrangement.

Article 3
THE AMENDED ARRANGEMENT

3.1	Original Plan of Arrangement.

The Company and the Purchaser hereby acknowledge that pursuant to the terms of the Original Plan of Arrangement, the provisions of Section 3.1(a) through 3.1(f) of the Original Plan of Arrangement have already occurred and that the provisions of Section 3.1(g) through 3.1(i) of the Original Plan of Arrangement are hereby superseded. For greater certainty, the Company and the Purchaser hereby acknowledge that the Aggregate Option Premium (as defined in the Original Plan of Arrangement) was paid by the Purchaser in accordance with the terms of the Original Plan of Arrangement.

3.2	Amended Arrangement.

Commencing at the Amendment Time, each of the transactions or events set out below shall occur and shall be deemed to occur in the following sequence, in each case without any further authorization, act or formality on the part of any Person, and in each case, unless otherwise specifically provided in this Section 3.2, effective as at two-minute intervals starting at the Amendment Time:

(a)	each Company Share held by a Dissenting Company Shareholder shall be, and shall be deemed to be, transferred to the Purchaser by the holder thereof, free and clear of all Liens, and thereupon each Dissenting Company Shareholder shall cease to have any rights as a holder of such Company Shares other than a claim against the Purchaser in an amount determined and payable in accordance with Article 4 and the name of such Dissenting Company Shareholder shall be removed from the securities register for the Company Shares;

(b)	each Company Share acquired by the Purchaser pursuant to Section 3.2(a) shall be, and shall be deemed to be, surrendered to the Company, free and clear of all Liens, and each such Company Share so surrendered shall be cancelled for no consideration and thereupon the Purchaser shall cease to have any rights as a holder of such Company Shares and the name of the Purchaser shall be removed from the securities register for the Company Shares;

(c)	the Purchaser shall, concurrently with the transactions set out in Section 3.2(b), pay to each Amendment Time Company Shareholder the Per Share Amendment Option Payment in respect of each Company Share held by such Amendment Time Company Shareholder at the Amendment Time;

(d)	the Notice of Articles and Articles of the Company, as applicable, shall be altered to:

(i)	create the New Subordinate Shares and to provide for the special rights and restrictions attaching to the New Subordinate Shares set out in the attached Exhibit A, which special rights and restrictions shall specifically refer to and include the Purchaser Call Option;

(ii)	create the New Multiple Shares and to provide for the special rights and restrictions attaching to the New Multiple Shares set out in the attached Exhibit A, which special rights and restrictions shall specifically refer to and include the Purchaser Call Option; and

(iii)	create the Floating Shares and to provide for the special rights and restrictions attaching to the Floating Shares set out in the attached Exhibit A, which special rights and restrictions shall specifically refer to and include the Floating Call Option;

(e)	the Company shall undertake a reorganization of capital (the “Capital Reorganization”) within the meaning of Section 86 of the Tax Act, and which reorganization shall occur in the following order:

(i)	each outstanding Company Subordinate Voting Share will be exchanged with the Company free and clear of all Liens for 0.7 of a New Subordinate Share and 0.3 of a Floating Share, and each such Company Subordinate Voting Share shall thereupon be cancelled, and:

(A)	the holders of such Company Subordinate Voting Shares shall cease to be the holders thereof and to have any rights or privileges as holders of such Company Subordinate Voting Shares;

(B)	such holders’ names shall be removed from the register of the Company Subordinate Voting Shares maintained by or on behalf of the Company; and

(C)	each holder of the Company Subordinate Voting Shares shall be deemed to be the holder of the New Subordinate Shares and Floating Shares (in each case, free and clear of any Liens) exchanged for the Company Subordinate Voting Shares and shall be entered in the registers of the New Subordinate Shares and Floating Shares maintained by or on behalf of the Company as the registered holder thereof;

(ii)	each outstanding Company Proportionate Voting Share will be exchanged with the Company free and clear of all Liens for 28 New Subordinate Shares and 12 Floating Shares, and such Company Proportionate Voting Share shall thereupon be cancelled, and:

(A)	the holders of such Company Proportionate Voting Shares shall cease to be the holders thereof and to have any rights or privileges as holders of such Company Proportionate Voting Shares;

(B)	such holders’ names shall be removed from the register of the Company Proportionate Voting Shares maintained by or on behalf of the Company; and

(C)	each holder of the Company Proportionate Voting Shares shall be deemed to be the holder of the New Subordinate Shares and Floating Shares (in each case, free and clear of any Liens) exchanged for the Company Proportionate Voting Shares and shall be entered in the registers of the New Subordinate Shares and Floating Shares maintained by or on behalf of the Company as the registered holder thereof;

(iii)	each outstanding Company Multiple Voting Share will be exchanged with the Company free and clear of all Liens for 0.7 of a New Multiple Share and 0.3 of a Floating Share, and such Company Multiple Voting Share shall thereupon be cancelled, and:

(A)	the holders of such Company Multiple Voting Shares shall cease to be the holders thereof and to have any rights or privileges as holders of such Company Multiple Voting Shares;

(B)	such holders’ names shall be removed from the register of the Company Multiple Voting Shares maintained by or on behalf of the Company; and

(C)	each holder of the Company Multiple Voting Shares shall be deemed to be the holder of the New Multiple Shares and Floating Shares (in each case, free and clear of any Liens) exchanged for the Company Multiple Voting Shares and shall be entered in the registers of the New Multiple Shares and Floating Shares maintained by or on behalf of the Company as the registered holder thereof;

(iv)	immediately after the Amendment Time, the capital of the outstanding New Subordinate Shares will be an amount equal to 0.7 of the aggregate capital of the Company Subordinate Voting Shares and Company Proportionate Voting Shares, less 0.7 of the capital that was attributable to the Company Subordinate Voting Shares and Company Proportionate Voting Shares held by Dissenting Shareholders immediately prior to the Amendment Time;

(v)	immediately after the Amendment Time, the capital of the outstanding New Multiple Shares will be an amount equal to 0.7 of the aggregate capital of the Company Multiple Voting Shares, less 0.7 of the capital that was attributable to the Company Multiple Voting Shares held by Dissenting Shareholders immediately prior to the Amendment Time;

(vi)	immediately after the Amendment Time, the capital of the outstanding Floating Shares will be an amount equal to 0.3 of the aggregate capital of the Company Subordinate Voting Shares, Company Proportionate Voting Shares and Company Multiple Voting Shares, less 0.3 of the capital that was attributable to the Company Subordinate Voting Shares, Company Proportionate Voting Shares and Company Multiple Voting Shares held by Dissenting Shareholders immediately prior to the Amendment Time;

(f)	each Company Option shall be exchanged for:

(i)	a New Option to acquire from the Company such number of New Subordinate Shares as is equal to: (A) the number of Company Subordinate Voting Shares that were issuable upon exercise of such Company Option immediately prior to the Amendment Time, multiplied by (B) 0.7 (provided that if any holder of New Options, following the exchange pursuant to this Section 3.2(f), is holding in aggregate, New Options that would result in the issuance of a fraction of a New Subordinate Share, then the number of New Subordinate Shares to be issued pursuant to such New Options shall be rounded down to the nearest whole number). Such New Options shall provide for an exercise price per New Option (rounded up to the nearest whole cent) equal to the product obtained when: (i) the exercise price per Company Subordinate Voting Share that would otherwise be payable pursuant to the Company Option it replaces is multiplied by (ii) 0.7, and any document evidencing a Company Option shall thereafter evidence and be deemed to evidence such New Option. Except as provided herein, all terms and conditions of a New Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Company Option for which it was exchanged, and shall be governed by the terms of the Amended Equity Incentive Plan, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Company Option. It is intended that subsection 7(1.4) of the Tax Act and Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations, as applicable, apply to such exchange of Company Options; and

(ii)	a Floating Option to acquire from the Company such number of Floating Shares as is equal to: (A) the number of Company Subordinate Voting Shares that were issuable upon exercise of such Company Option immediately prior to the Amendment Time, multiplied by (B) 0.3 (provided that if any holder of Floating Options, following the exchange pursuant to this Section 3.2(f), is holding in aggregate, Floating Options that would result in the issuance of a fraction of a Floating Share, then the number of Floating Shares to be issued pursuant to such Floating Options shall be rounded down to the nearest whole number). Such Floating Options shall provide for an exercise price per Floating Option (rounded up to the nearest whole cent) equal to the product obtained when: (i) the exercise price per Company Subordinate Voting Share that would otherwise be payable pursuant to the Company Option it replaces is multiplied by (ii) 0.3, and any document evidencing a Company Option shall thereafter evidence and be deemed to evidence such Floating Option. Except as provided herein, all terms and conditions of a Floating Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Company Option for which it was exchanged, and shall be governed by the terms of the Amended Equity Incentive Plan, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Company Option. It is intended that subsection 7(1.4) of the Tax Act and Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations, as applicable, apply to such exchange of Company Options;

Accordingly, and notwithstanding the foregoing, if required, the exercise price of the New Options and Floating Options will be increased proportionally such that the Amended Options In-The-Money Amount immediately after the exchange does not exceed the Company Option In-The-Money Amount of the Company Option (or a fraction thereof) exchanged for such New Options and Floating Options immediately before the exchange and so on a share-by-share basis, the ratio of the exercise price to the fair market value of the Company Options being exchanged shall not be less favourable to the optionee than the ratio of the exercise price to the fair market value of the New Options and Floating Options immediately following the exchange;

(g)	each Company Compensation Option shall be adjusted in accordance with its terms to provide that each Company Compensation Option shall be replaced by:

(i)	a New Compensation Option to acquire from the Company such number of New Subordinate Shares as is equal to: (A) the number of Company Subordinate Voting Shares that were issuable upon exercise of such Company Compensation Option immediately prior to the Amendment Time, multiplied by (B) 0.7 (provided that if any holder of New Compensation Options, following the exchange pursuant to this Section 3.2(g), is holding in aggregate, New Compensation Options that would result in the issuance of a fraction of a New Subordinate Share, then the number of New Subordinate Shares to be issued pursuant to such New Compensation Options shall be rounded down to the nearest whole number). Such New Compensation Option shall provide for an exercise price per New Compensation Option (rounded up to the nearest whole cent) equal to the product obtained when: (i) the exercise price per Company Subordinate Voting Share that would otherwise be payable pursuant to the Company Compensation Option it replaces is multiplied by (ii) 0.7, and any document evidencing a Company Compensation Option shall thereafter evidence and be deemed to evidence such New Compensation Option. Except as provided herein, all terms and conditions of a New Compensation Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Company Compensation Option for which it was exchanged, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Company Compensation Option; and

(ii)	a Floating Compensation Option to acquire from the Company such number of Floating Shares as is equal to: (A) the number of Company Subordinate Voting Shares that were issuable upon exercise of such Company Compensation Option immediately prior to the Amendment Time, multiplied by (B) 0.3 (provided that if any holder of Floating Compensation Options, following the exchange pursuant to this Section 3.2(g), is holding in aggregate, Floating Compensation Options that would result in the issuance of a fraction of a Floating Share, then the number of Floating Shares to be issued pursuant to such Floating Compensation Options shall be rounded down to the nearest whole number). Such Floating Compensation Option shall provide for an exercise price per Floating Compensation Option (rounded up to the nearest whole cent) equal to the product obtained when: (i) the exercise price per Company Subordinate Voting Share that would otherwise be payable pursuant to the Company Compensation Option it replaces is multiplied by (ii) 0.3, and any document evidencing a Company Compensation Option shall thereafter evidence and be deemed to evidence such Floating Compensation Option. Except as provided herein, all terms and conditions of a Floating Compensation Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Company Compensation Option for which it was exchanged, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Company Compensation Option;

(h)	each Company RSU shall be adjusted in accordance with its terms to provide that each Company RSU shall be replaced by:

(i)	a New RSU to acquire from the Company such number of New Subordinate Shares as is equal to: (A) the number of Company Subordinate Voting Shares that were issuable upon vesting of such Company RSU immediately prior to the Amendment Time, multiplied by (B) 0.7 (provided that if any holder of New RSUs, following the exchange pursuant to this Section 3.2(h), is holding in aggregate, New RSUs that would result in the issuance of a fraction of a New Subordinate Share, then the number of New Subordinate Shares to be issued pursuant to such New RSUs shall be rounded down to the nearest whole number). Such New RSU shall provide for a conversion price per New RSU (rounded up to the nearest whole cent) equal to the product obtained when: (i) the conversion price per Company Subordinate Voting Share that would otherwise be applicable pursuant to the Company RSU it replaces is multiplied by (ii) 0.7, and any document evidencing a Company RSU shall thereafter evidence and be deemed to evidence such New RSU. Except as provided herein, all terms and conditions of a New RSU, including the term to expiry, conditions to and manner of exercising, will be the same as the Company RSU for which it was exchanged, and the exchange shall not provide any holder with any additional benefits as compared to those under his or her original Company RSU; and

(ii)	a Floating RSU to acquire from the Company such number of Floating Shares as is equal to: (A) the number of Company Subordinate Voting Shares that were issuable upon vesting of such Company RSU immediately prior to the Amendment Time, multiplied by (B) 0.3 (provided that if any holder of Floating RSUs, following the exchange pursuant to this Section 3.2(h), is holding in aggregate, Floating RSUs that would result in the issuance of a fraction of a Floating Share, then the number of Floating Shares to be issued pursuant to such Floating RSUs shall be rounded down to the nearest whole number). Such Floating RSU shall provide for a conversion price per Floating RSU (rounded up to the nearest whole cent) equal to the product obtained when: (i) the conversion price per Company Subordinate Voting Share that would otherwise be applicable pursuant to the Company RSU it replaces is multiplied by (ii) 0.3, and any document evidencing a Company RSU shall thereafter evidence and be deemed to evidence such Floating RSU. Except as provided herein, all terms and conditions of a Floating RSU, including the term to expiry, conditions to and manner of exercising, will be the same as the Company RSU for which it was exchanged, and the exchange shall not provide any holder with any additional benefits as compared to those under his or her original Company RSU;

(i)	the Notice of Articles and Articles of the Company, as applicable, shall be altered to:

(i)	remove the Company Subordinate Voting Shares and the special rights and restrictions attaching to the Company Subordinate Voting Shares;

(ii)	remove the Company Proportionate Voting Shares and the special rights and restrictions attaching to the Company Proportionate Voting Shares; and

(iii)	remove the Company Multiple Voting Shares and the special rights and restrictions attaching to the Company Multiple Voting Shares;

(j)	upon the Triggering Event Date occurring prior to the Purchaser Call Option Expiry Date, the Purchaser shall, in accordance with the terms and conditions of the Purchaser Call Option, exercise, and shall be deemed to have exercised, effective at the end of the Triggering Event Date, the Purchaser Call Option with respect to all (but not less than all) of the outstanding Purchaser Call Option Shares other than any Purchaser Call Option Shares held by the Purchaser;

(k)	upon the Triggering Event Date occurring prior to the Purchaser Call Option Expiry Date, the Purchaser may, in accordance with the terms and conditions of the Floating Call Option, exercise the Floating Call Option with respect to all (but not less than all) of the outstanding Floating Shares other than any Floating Shares held by the Purchaser;

(l)	upon the exercise or deemed exercise of the Purchaser Call Option by the Purchaser prior to the Purchaser Call Option Expiry Date, the Purchaser shall, in accordance with the terms and conditions of the Purchaser Call Option, acquire from each Shareholder, other than the Purchaser, and each such Shareholder shall be required to transfer to the Purchaser, all of the Purchaser Call Option Shares that are held by such Shareholder on the Acquisition Date immediately following the exchange referred to in Section 3.2(n)(i), which acquisition and transfer shall occur on the Acquisition Date in accordance with Section 3.2(n)(iii) or Section 3.2(n)(vi)(F), as applicable;

(m)	in the event that the Floating Call Option is exercised by the Purchaser prior to the Purchaser Call Option Expiry Date, the Purchaser shall, in accordance with the terms and conditions of the Floating Call Option, acquire from each Floating Shareholder, other than the Purchaser, and each such Floating Shareholder shall be required to transfer to the Purchaser, all of the Floating Shares that are held by such Floating Shareholder on the Acquisition Date, which acquisition and transfer shall occur on the Acquisition Date in accordance with Section 3.2(n)(iv);

(n)	on the Acquisition Date, each of the transactions or events set out below in this Section 3.2(n) shall occur, and shall be deemed to occur, in the following sequence, in each case without any further authorization, act or formality on the part of any Person, effective as at two minute intervals starting at the Acquisition Effective Time:

(i)	each New Multiple Share outstanding immediately prior to the Acquisition Effective Time shall be exchanged with the Company for one New Subordinate Share, and upon such exchange:

(A)	each such exchanged New Multiple Share shall be cancelled, and the holders of such exchanged New Multiple Shares shall be removed from the Company’s securities register for the New Multiple Shares; and

(B)	each holder of such exchanged New Multiple Shares shall be entered in the Company’s securities register as the holder of the New Subordinate Shares issued to such holder pursuant to this Section 3.2(n)(i);

(ii)	concurrently with the exchange of New Multiple Shares pursuant to Section 3.2(n)(i), the capital of the New Multiple Shares shall be reduced to nil, and there shall be added to the capital of the New Subordinate Shares, in respect of the New Subordinate Shares issued pursuant to Section 3.2(n)(i), an amount equal to the capital of the New Multiple Shares immediately prior to the Acquisition Effective Time;

(iii)	in accordance with the terms of the Purchaser Call Option, each New Subordinate Share held by a Company Non-U.S. Shareholder immediately following the exchange in Section 3.2(n)(i) shall be transferred, and shall be deemed to be transferred, free and clear of all Liens by the holder thereof to the Purchaser for the Purchaser Share Consideration (or, in the event a Purchaser Change of Control shall have occurred prior to the Acquisition Date, the Per Share Consideration), which Purchaser Share Consideration or Per Share Consideration, as applicable, shall be paid in accordance with the provisions of Article 5, and upon such transfer:

(A)	each such former holder of such transferred New Subordinate Shares shall be removed from the Company’s securities register for the New Subordinate Shares;

(B)	the Purchaser shall be entered in the Company’s securities register for the New Subordinate Shares as the legal owner of such transferred New Subordinate Shares; and

(C)	each such former holder of such transferred New Subordinate Shares shall, subject to Section 5.1, be entered in the Purchaser’s securities register for the Purchaser Shares in respect of the Consideration Shares issued to such holder pursuant to this Section 3.2(n)(iii), or, to the extent applicable, in the securities register of the issuer of any Alternate Consideration that such former holder of New Subordinate Shares is entitled to receive in lieu of the Consideration Shares;

(iv)	in the event that the Floating Call Option is exercised by the Purchaser prior to the Purchaser Call Option Expiry Date, in accordance with the terms of the Floating Call Option, each Floating Share held by a Shareholder, other than Floating Shares held by the Purchaser, shall be transferred, and shall be deemed to be transferred, free and clear of all Liens by the holder thereof to the Purchaser for the Floating Consideration (or, in the event a Purchaser Change of Control shall have occurred prior to the Acquisition Date, the Floating Per Share Consideration), which Floating Consideration or Floating Per Share Consideration, as applicable, shall be paid in accordance with the provisions of Article 5, and upon such transfer:

(A)	each such former holder of such transferred Floating Shares shall be removed from the Company’s securities register for the Floating Shares;

(B)	the Purchaser shall be entered in the Company’s securities register for the Floating Shares as the legal owner of such transferred Floating Shares; and

(C)	if applicable, each such former holder of such transferred Floating Shares shall, subject to Section 5.1, be entered in the Purchaser’s securities register for the Purchaser Shares in respect of the Consideration Shares issued to such holder pursuant to this Section 3.2(n)(iv), or, to the extent applicable, in the securities register of the issuer of any Alternate Floating Consideration that such former holder of Floating Shares is entitled to receive in lieu of the Consideration Shares;

(v)	each Eligible Company Canadian Shareholder shall be entitled to make a joint tax election with the Purchaser, pursuant to subsection 85(1) or 85(2) of the Tax Act, as applicable (and the analogous provisions of provincial income tax law) in respect of any Shares transferred to the Purchaser. The Purchaser shall make available on the Purchaser’s website tax election forms required under the Tax Act within 60 days of the Acquisition Date. Any Eligible Company Canadian Shareholder who wants to make such election and otherwise qualifies to make such election may do so by providing to the Purchaser two signed copies of the necessary election forms within 120 days following the Acquisition Date, duly completed with the details of the number of Shares transferred and the applicable agreed amount or amounts for the purposes of such election. Thereafter, subject to the election forms complying with the provisions of the Tax Act (or applicable provincial or territorial income tax law), the forms will be signed by the Purchaser and returned to such Eligible Company Canadian Shareholder by ordinary mail within 30 days after the receipt thereof by the Purchaser for filing with the Canada Revenue Agency (or the applicable provincial or territorial taxing authority). The Purchaser will not be responsible for the proper completion of any election form, except for the obligation of the Purchaser to so sign and return duly completed election forms which are received by the Purchaser within 120 days following the Acquisition Date. The Purchaser will not be responsible for any taxes, interest or penalties resulting from the failure by an Eligible Company Canadian Shareholder to properly complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial or territorial legislation). In its sole discretion, the Purchaser may choose to sign and return an election form received by it more than 120 days following the Acquisition Date, but the Purchaser will have no obligation to do so;

(vi)	Purchaser Subco shall merge with and into the Company (the “Merger”) and Purchaser Subco and the Company shall be one corporate entity with the same effect as if they had amalgamated under Section 269 of the BCBCA, except that the legal existence of the Company shall not cease and the Company shall survive the Merger (the Company, as such surviving entity, “Mergeco”), notwithstanding the issue by the Registrar of a certificate of amalgamation and the assignment of a new incorporation number to Mergeco. The Merger, together with the transactions described in this Section 3.2(n)(i) through Section 3.2(n)(xii) is intended to qualify as an amalgamation as defined in subsection 87(9) of the Tax Act. As part of the Merger, and upon the Merger becoming effective:

(A)	without limiting the generality of the foregoing, the Company shall survive the Merger as Mergeco;

(B)	the properties, rights and interests and obligations of the Company shall continue to be the properties, rights and interests and obligations of Mergeco, and the Merger shall not constitute an assignment by operation of law, a transfer or any other disposition of the property, rights and interests of the Company to Mergeco;

(C)	the separate legal existence of Purchaser Subco shall cease without Purchaser Subco being liquidated or wound up, and the property, rights and interests and obligations of Purchaser Subco shall become the property, rights and interests and obligations of Mergeco;

(D)	Mergeco shall continue to be liable for the obligations of each of the Company and Purchaser Subco;

(E)	the Notice of Articles and Articles of Mergeco shall be the same as the Notice of Articles and Articles of the Company, as altered in accordance with Sections 3.2(d) and 3.2(i), provided that the Purchaser Call Option shall no longer be applicable;

(F)	each New Subordinate Share held by a Company U.S. Shareholder immediately following the exchange in Section 3.2(n)(i) shall, in accordance with the Purchaser Call Option, be transferred, and shall be deemed to be transferred, free and clear of all Liens by the holder thereof to the Purchaser for the Purchaser Share Consideration (or, in the event a Purchaser Change of Control shall have occurred prior to the Acquisition Date, the Per Share Consideration), which Purchaser Share Consideration or Per Share Consideration, as applicable, shall be paid in accordance with the provisions of Article 5, and each such former holder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer such New Subordinate Shares in accordance with this Section 3.2(n)(vi)(F), and upon such transfer:

i)	each such former holder of such transferred New Subordinate Shares shall be removed from the Company’s securities register for the New Subordinate Shares;

ii)	the Purchaser shall be entered in Mergeco’s securities register for the Mergeco New Subordinate Shares as the legal owner of such transferred New Subordinate Shares; and

iii)	each such former holder of such transferred New Subordinate Shares shall, subject to Section 5.1, be entered in the Purchaser’s securities register for the Purchaser Shares in respect of the Consideration Shares issued to such holder pursuant to this Section 3.2(n)(vi)(F), or, to the extent applicable, in the securities register of the issuer of any Alternate Consideration that such former holder of New Subordinate Shares is entitled to receive in lieu of the Consideration Shares;

(G)	each New Subordinate Share held by the Purchaser and outstanding immediately prior to the Merger shall be exchanged for Mergeco New Subordinate Shares on the basis of one Mergeco New Subordinate Share for each New Subordinate Share;

(H)	each Floating Share outstanding immediately prior to the Merger shall be exchanged for Mergeco New Subordinate Shares on the basis of one Mergeco New Subordinate Share for each Floating Share;

(I)	each Purchaser Subco Share outstanding immediately prior to the Merger shall be exchanged for Mergeco New Subordinate Shares on the basis of one Mergeco New Subordinate Share for each Purchaser Subco Share;

(J)	in consideration for the Purchaser issuing Consideration Shares to the Company U.S. Shareholders in accordance with Section 3.2(n)(vi)(F), Mergeco shall issue to the Purchaser one Mergeco New Subordinate Share for each Purchaser Share issued by the Purchaser to the Company U.S. Shareholders pursuant to Section 3.2(n)(vi)(F);

(K)	the board of directors of Mergeco shall be comprised of a minimum of one and a maximum of 10 directors;

(L)	the amount added to the capital of the Purchaser Shares in respect of the Consideration Shares issued to Company U.S. Shareholders pursuant to Section 3.2(n)(vi)(F) shall be equal to the product obtained when (I) the capital of the New Subordinate Shares immediately following the exchanges in Section 3.2(n)(i), is multiplied by (II) a fraction, the numerator of which is the number of New Subordinate Shares transferred pursuant to Section 3.2(n)(vi)(F), and the denominator of which is the number of New Subordinate Shares outstanding immediately following the exchanges in Section 3.2(n)(i); and

(M)	in the event that the Floating Call Option is exercised by the Purchaser prior to the Purchaser Call Option Expiry Date, the Company will file an election with the Canada Revenue Agency to cease to be a public corporation for the purposes of the Tax Act;

(vii)	each New Option shall be exchanged for a Replacement Option to acquire from the Purchaser such number of Purchaser Shares as is equal to: (A) the number of New Subordinate Shares that were issuable upon exercise of such New Option immediately prior to the Acquisition Effective Time, multiplied by (B) the Exchange Ratio in effect immediately prior to the Acquisition Effective Time (provided that if any holder of Replacement Options, following the exchange pursuant to this Section 3.2(n), is holding in aggregate, Replacement Options that would result in the issuance of a fraction of a Purchaser Share, then the number of Purchaser Shares to be issued pursuant to such Replacement Options shall be rounded down to the nearest whole number). Such Replacement Options shall provide for an exercise price per Replacement Option (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per New Subordinate Share that would otherwise be payable pursuant to the New Option it replaces is divided by (ii) the Exchange Ratio in effect immediately prior to the Acquisition Effective Time, and any document evidencing a New Option shall thereafter evidence and be deemed to evidence such Replacement Option. Except as provided herein, all terms and conditions of a Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the New Option for which it was exchanged, and shall be governed by the terms of the Purchaser Equity Incentive Plan, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original New Option. It is intended that subsection 7(1.4) of the Tax Act and Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations, as applicable, apply to such exchange of New Options. Accordingly, and notwithstanding the foregoing, if required, the exercise price of the Replacement Option will be increased such that the Replacement Option In-The-Money Amount immediately after the exchange does not exceed the New Option In-The-Money Amount of the New Option (or a fraction thereof) exchanged for such Replacement Option immediately before the exchange and so on a share-by-share basis, the ratio of the exercise price to the fair market value of the New Options being exchanged shall not be less favourable to the optionee than the ratio of the exercise price to the fair market value of the Replacement Options immediately following the exchange;

(viii)	each New Compensation Option shall be exchanged for a Replacement Compensation Option to acquire from the Purchaser such number of Purchaser Shares as is equal to: (A) the number of New Subordinate Shares that were issuable upon exercise of such New Compensation Option immediately prior to the Acquisition Effective Time, multiplied by (B) the Exchange Ratio in effect immediately prior to the Acquisition Effective Time (provided that if any holder of Replacement Compensation Options, following the exchange pursuant to this Section 3.2(n), is holding in aggregate, Replacement Compensation Options that would result in the issuance of a fraction of a Purchaser Share, then the number of Purchaser Shares to be issued pursuant to such Replacement Compensation Options shall be rounded down to the nearest whole number). Such Replacement Compensation Option shall provide for an exercise price per whole Replacement Compensation Option (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per New Subordinate Share that would otherwise be payable pursuant to the New Compensation Option it replaces is divided by (ii) the Exchange Ratio in effect immediately prior to the Acquisition Effective Time, and any document evidencing a New Compensation Option shall thereafter evidence and be deemed to evidence such Replacement Compensation Option. Except as provided herein, all terms and conditions of a Replacement Compensation Option, including the term to expiry, conditions to and manner of exercising, will be the same as the New Compensation Option for which it was exchanged, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original New Compensation Option;

(ix)	each New RSU shall be exchanged for a Replacement RSU to acquire from the Purchaser such number of Purchaser Shares as is equal to: (A) the number of New Subordinate Shares that were issuable upon vesting of such New RSU immediately prior to the Acquisition Effective Time, multiplied by (B) the Exchange Ratio in effect immediately prior to the Acquisition Effective Time (provided that if any holder of Replacement RSUs, following the exchange pursuant to this Section 3.2(n), is holding in aggregate, Replacement RSUs that would result in the issuance of a fraction of a Purchaser Share, then the number of Purchaser Shares to be issued pursuant to such Replacement RSUs shall be rounded down to the nearest whole number). Except as provided herein, all terms and conditions of a Replacement RSU, including the term to expiry, conditions to and manner of exercising, will be the same as the New RSU for which it was exchanged, and the exchange shall not provide any holder with any additional benefits as compared to those under his or her original New RSU;

(x)	in the event that the Floating Call Option is exercised by the Purchaser prior to the Purchaser Call Option Expiry Date, each Floating Option shall be exchanged for a Replacement Option to acquire from the Purchaser such number of Purchaser Shares as is equal to: (A) the number of Floating Shares that were issuable upon exercise of such Floating Option immediately prior to the Acquisition Effective Time, multiplied by (B) the Floating Ratio in effect immediately prior to the Acquisition Effective Time (provided that if any holder of Replacement Options, following the exchange pursuant to this Section 3.2(n), is holding in aggregate, Replacement Options that would result in the issuance of a fraction of a Purchaser Share, then the number of Purchaser Shares to be issued pursuant to such Replacement Options shall be rounded down to the nearest whole number). Such Replacement Options shall provide for an exercise price per Replacement Option (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per Floating Share that would otherwise be payable pursuant to the Floating Option it replaces is divided by (ii) the Floating Ratio in effect immediately prior to the Acquisition Effective Time, and any document evidencing a Floating Option shall thereafter evidence and be deemed to evidence such Replacement Option. Except as provided herein, all terms and conditions of a Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating Option for which it was exchanged, and shall be governed by the terms of the Purchaser Equity Incentive Plan, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Floating Option. It is intended that subsection 7(1.4) of the Tax Act and Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations, as applicable, apply to such exchange of Floating Options. Accordingly, and notwithstanding the foregoing, if required, the exercise price of a Replacement Option will be increased such that the Replacement Option In-The-Money Amount immediately after the exchange does not exceed the Floating Option In-The-Money Amount of the Floating Option (or a fraction thereof) exchanged for such Replacement Option immediately before the exchange and so on a share-by-share basis, the ratio of the exercise price to the fair market value of the Floating Options being exchanged shall not be less favourable to the optionee than the ratio of the exercise price to the fair market value of the Replacement Options immediately following the exchange;

(xi)	in the event that the Floating Call Option is exercised by the Purchaser prior to the Purchaser Call Option Expiry Date, each Floating Compensation Option shall be exchanged for a Replacement Compensation Option to acquire from the Purchaser such number of Purchaser Shares as is equal to: (A) the number of Floating Shares that were issuable upon exercise of such Floating Compensation Option immediately prior to the Acquisition Effective Time, multiplied by (B) the Floating Ratio in effect immediately prior to the Acquisition Effective Time (provided that if any holder of Replacement Compensation Options, following the exchange pursuant to this Section 3.2(n), is holding in aggregate, Replacement Compensation Options that would result in the issuance of a fraction of a Purchaser Share, then the number of Purchaser Shares to be issued pursuant to such Replacement Compensation Options shall be rounded down to the nearest whole number). Such Replacement Compensation Option shall provide for an exercise price per whole Replacement Compensation Option (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per Floating Share that would otherwise be payable pursuant to the Floating Compensation Option it replaces is divided by (ii) the Floating Ratio in effect immediately prior to the Acquisition Effective Time, and any document evidencing a Floating Compensation Option shall thereafter evidence and be deemed to evidence such Replacement Compensation Option. Except as provided herein, all terms and conditions of a Replacement Compensation Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating Compensation Option for which it was exchanged, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Floating Compensation Option; and

(xii)	in the event that the Floating Call Option is exercised by the Purchaser prior to the Purchaser Call Option Expiry Date, each Floating RSU shall be exchanged for a Replacement RSU to acquire from the Purchaser such number of Purchaser Shares as is equal to: (A) the number of Floating Shares that were issuable upon vesting of such Floating RSU immediately prior to the Acquisition Effective Time, multiplied by (B) the Floating Ratio in effect immediately prior to the Acquisition Effective Time (provided that if any holder of Replacement RSUs, following the exchange pursuant to this Section 3.2(n), is holding in aggregate, Replacement RSUs that would result in the issuance of a fraction of a Purchaser Share, then the number of Purchaser Shares to be issued pursuant to such Replacement RSUs shall be rounded down to the nearest whole number). Such Replacement RSU shall provide for a conversion price per Replacement RSU (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the conversion price per Floating Share that would otherwise be applicable pursuant to the Floating RSU it replaces is divided by (ii) the Floating Ratio in effect immediately prior to the Acquisition Effective Time, and any document evidencing a Floating RSU shall thereafter evidence and be deemed to evidence such Replacement RSU. Except as provided herein, all terms and conditions of a Replacement RSU, including the term to expiry, conditions to and manner of exercising, will be the same as the Floating RSU for which it was exchanged, and the exchange shall not provide any holder with any additional benefits as compared to those under his or her original Floating RSU.

3.3	Floating Share Election.

With respect to the transfer of Floating Shares made by a Floating Shareholder pursuant to Section 3.2(n)(iv) on the Floating Election Date, the Purchaser shall notify the Depositary and publicly announce by press release:

(a)	the Purchaser’s determination that the Floating Consideration shall be comprised solely of Floating Share Consideration;

(b)	the Purchaser’s determination that the Floating Consideration shall be comprised solely of Floating Cash Consideration; or

(c)	the Purchaser’s determination (the “Proportionate Election”) that the Floating Consideration to be received for each Floating Share held shall be comprised of a proportion of Floating Share Consideration (the “Share Proportion”) and a proportion of Floating Cash Consideration (the “Cash Proportion”). For greater certainty the aggregate of the Share Proportion and the Cash Proportion shall be equal to 1.0.

3.4	Proration of Floating Consideration.

In the event of a Proportionate Election, with respect to the payment of Floating Consideration to the Floating Shareholders, each Floating Shareholder shall receive pursuant to Section 3.2(n)(iv) for each Floating Share held (i) the Share Proportion multiplied by the Floating Share Consideration; and (ii) the Cash Proportion multiplied by the Floating Cash Consideration.

3.5	Reorganization Letter of Transmittal.

The Company shall send a Reorganization Letter of Transmittal to each Company Shareholder concurrently with the Circular.

3.6	Letter of Transmittal.

The Company shall send a Letter of Transmittal to each Shareholder within 15 Business Days following the receipt by the Company of a Purchaser Call Option Exercise Notice or a Triggering Event Notice, as the case may be, and if applicable, the Floating Call Option Exercise Notice.

3.7	U.S. Federal Income Tax Treatment.

For U.S. federal income tax purposes, the Company intends that the Capital Reorganization described in Section 3.2(e) will be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the U.S. Tax Code.

The U.S. federal income tax treatment of the Merger and the transactions described in Section 3.2(n)(i) through Section 3.2(n)(xii) is uncertain and depends on a number of factors. Certain factors that will affect the U.S. federal income tax treatment of the Merger and the transactions described in Section 3.2(n)(i) through Section 3.2(n)(xii) may not be determinable until the Acquisition Date, including whether the Purchaser exercises the Floating Call Option to acquire the Floating Shares and, if so, whether the Floating Consideration is paid in Floating Share Consideration, Floating Cash Consideration or a combination thereof. Depending on these and other factors, the Merger and the transactions described in Section 3.2(n)(i) through Section 3.2(n)(xii) may be treated as a taxable transaction in which gain or loss is generally recognized for U.S. federal income tax purposes, or it may be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and (a)(2)(E) of the U.S. Tax Code. Neither the Company nor the Purchaser have sought, or expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein, and no assurance can be given that the IRS will not take a position contrary to the above.

3.8	Canadian Tax Treatment.

The Company and the Purchaser intend that for Canadian federal income Tax purposes (and applicable provincial Tax purposes) the Merger will qualify as an amalgamation as defined in subsection 87(9) of the Tax Act.

3.9	No Fractional Purchaser Shares.

No fractional Purchaser Shares will be issued to any Person in connection with this Amended Plan of Arrangement. Where the aggregate number of New Subordinate Shares or New Multiple Shares to be issued to a Company Shareholder pursuant to this Amended Arrangement would otherwise result in a fraction of a New Subordinate Share or New Multiple Share being issuable, then the aggregate number of New Subordinate Shares or New Multiple Shares to be issued to such Company Shareholder shall be rounded down to the closest whole number and no compensation shall be payable to such Company Shareholder in lieu of any such fractional New Subordinate Shares or New Multiple Shares. Where the aggregate number of Purchaser Shares to be issued to a Shareholder pursuant to this Amended Arrangement would otherwise result in a fraction of a Purchaser Share being issuable, then the aggregate number of Purchaser Shares to be issued to such Shareholder shall be rounded down to the closest whole number and no compensation shall be payable to such Shareholder in lieu of any such fractional Purchaser Share.

3.10	Currency Conversion.

Where it is necessary to convert any sum from United States dollars to Canadian dollars, or vice versa, any such sum shall (unless otherwise provided hereby or required by law) be converted by applying the closing rate, as determined by the Bank of Canada, in effect on the date immediately preceding the relevant date. The determination of the conversion of any currency hereunder by the Company and the Purchaser shall be conclusive, absent manifest error.

Article 4
RIGHTS OF DISSENT

4.1	Rights of Dissent.

Pursuant to the Amendment Interim Order, each registered Company Shareholder may exercise rights of dissent (“Dissent Rights”) under Section 238 of the BCBCA and in the manner set forth in Sections 242 to 247 of the BCBCA, all as modified by this Article 4 as the same may be modified by the Amendment Interim Order or the Amendment Final Order in respect of the Amended Arrangement, provided that the written notice of dissent to the Resolution contemplated by Section 242 of the BCBCA must be sent to and received by the Company not later than 5:00 p.m. (Vancouver time) on the Business Day that is two Business Days before the Meeting. Company Shareholders who validly exercise such rights of dissent and who:

(a)	are ultimately determined to be entitled to be paid fair value by the Purchaser, for the Dissenting Shares in respect of which they have exercised Dissent Rights, notwithstanding anything to the contrary contained in Section 245 of the BCBCA, will be deemed to have irrevocably surrendered such Dissenting Shares to the Company pursuant to Section 3.2(a) in consideration of such fair value, and each such Company Share so surrendered shall be cancelled and in no case will the Company or the Purchaser or any other Person be required to recognize such holders as holders of Company Shares after the Amendment Time, and each Dissenting Company Shareholder will cease to be entitled to the rights of a Company Shareholder in respect of the Company Shares in relation to which such Dissenting Company Shareholder has exercised Dissent Rights and the securities register of the Company will be amended to reflect that such former holder is no longer the holder of such Company Shares as at and from the Amendment Time; or

(b)	are ultimately not entitled, for any reason, to be paid fair value for the Dissenting Shares in respect of which they have exercised Dissent Rights, will be deemed to have participated in the Amended Arrangement on the same basis as a Company Shareholder who has not exercised Dissent Rights.

In addition to any other restrictions set forth in the BCBCA, none of the following Persons shall be entitled to exercise Dissent Rights: (i) Company Optionholders (with respect to any Company Options); (ii) Company RSU Holders (with respect to any Company RSUs); (iii) Company Compensation Option Holders (with respect to any Company Compensation Options); and (iv) Company Shareholders who vote in favour of, or who have instructed a proxyholder to vote in favour of, the Resolution.

Article 5
CERTIFICATES AND PAYMENTS

5.1	Payment and Delivery of Consideration.

(a)	Following receipt of the Final Order and prior to the Amendment Date, the Purchaser shall deliver, or cause to be delivered, to the Payment Agent, by wire transfer in immediately available funds, an amount sufficient to pay the Amendment Option Payment payable by the Purchaser to: (i) the Amendment Time Company Shareholders in accordance with Section 3.2(c); and (ii) the Amendment Time High Street Holders and Amendment Time USCo2 Class B Shareholders in accordance with the terms of the Amended Arrangement.

(b)	Following receipt of the Final Order and prior to filing of the Required Filings, the Company shall deliver, or cause to be delivered, to the Reorganization Depositary a sufficient number of New Subordinate Shares and New Multiple Shares to satisfy the Company’s obligation to issue New Subordinate Shares and New Multiple Shares to Company Shareholders in accordance with Section 3.2(e).

(c)	Upon surrender to the Reorganization Depositary for cancellation of a certificate which immediately prior to the Amendment Time represented outstanding Company Shares, together with a duly completed and executed Reorganization Letter of Transmittal and such additional documents and instruments as the Reorganization Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Reorganization Depositary shall deliver to such Company Shareholder(s), a certificate representing the New Subordinate Shares or New Multiple Shares which such holder(s) is entitled to receive pursuant to the Capital Reorganization, which New Subordinate Shares and New Multiple Shares will be registered in such name or names and either (A) delivered to the address or addresses as such Company Shareholder directed in their Reorganization Letter of Transmittal; or (B) made available for pick up at the office of the Reorganization Depositary in accordance with the instructions of the Company Shareholder in the Reorganization Letter of Transmittal, and any certificate representing Company Shares so surrendered shall forthwith thereafter be cancelled.

(d)	Until surrendered as contemplated by Section 5.1(c), each certificate that immediately prior to the Amendment Time represented Company Shares shall be deemed after the Amendment Time to represent only the right to receive upon such surrender the New Subordinate Shares and/or New Multiple Shares in lieu of such certificate as contemplated in Section 3.2(e).

(e)	Following receipt by the Depositary of a Purchaser Call Option Exercise Notice or a Triggering Event Notice, as the case may be, and, if applicable, the Floating Call Option Exercise Notice, and prior to the Acquisition Date, the Purchaser shall deliver, or cause to be delivered, to the Depositary a sufficient number of Purchaser Shares and, if applicable, sufficient Floating Cash Consideration (or, to the extent applicable, any Alternate Consideration or Alternate Floating Consideration) to satisfy the Purchaser’s obligation to issue Consideration Shares and, if applicable, the Floating Cash Consideration (or, to the extent applicable, any Alternate Consideration or Alternate Floating Consideration) to Shareholders in accordance with Section 3.2(n)(iii), Section 3.2(n)(iv) or Section 3.2(n)(vi)(F).

(f)	Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Acquisition Effective Time represented outstanding Shares, together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Shareholder(s), a certificate representing the Consideration Shares and, if applicable, the Floating Cash Consideration (or, to the extent applicable, securities representing any Alternate Consideration or Alternate Floating Consideration) which such holder is entitled to receive pursuant to this Amended Plan of Arrangement, which Consideration Shares (or, to the extent applicable, securities representing any Alternate Consideration or Alternate Floating Consideration) will be registered in such name or names and, if applicable, along with the Floating Cash Consideration, either (A) delivered to the address or addresses as such Shareholder directed in their Letter of Transmittal; or (B) made available for pick up at the office of the Depositary in accordance with the instructions of the Shareholder in the Letter of Transmittal, and any certificate representing Shares so surrendered shall forthwith thereafter be cancelled.

(g)	Until surrendered as contemplated by Section 5.1(f), each certificate that immediately prior to the Acquisition Effective Time represented Shares shall be deemed after the Acquisition Effective Time to represent only the right to receive upon such surrender the Consideration Shares (or, to the extent applicable, any Alternate Consideration or Alternate Floating Consideration) in lieu of such certificate as contemplated in Section 5.1(f), less any amounts withheld pursuant to Section 5.4. Any such certificate formerly representing Shares not duly surrendered on or before the sixth anniversary of the Acquisition Date shall cease to represent a claim by or interest of any former Shareholder of any kind or nature against or in the Company or the Purchaser. On such date, all Consideration Shares (or, to the extent applicable, securities representing any Alternate Consideration or Alternate Floating Consideration) to which such Shareholder was entitled shall be deemed to have been surrendered to the Purchaser and shall be paid over by the Depositary to the Purchaser or as directed by the Purchaser.

(h)	No dividends or other distributions declared or made after the Acquisition Date with respect to Purchaser Shares (or, to the extent applicable, securities representing any Alternate Consideration or Alternate Floating Consideration) with a record date on or after the Acquisition Date will be payable or paid to the holder of any unsurrendered certificate or certificates which, immediately prior to the Acquisition Date, represented outstanding Shares, until the surrender of such certificates to the Depositary. Subject to applicable Law and to Section 5.4, at the time of such surrender, there shall, in addition to the delivery of the Purchaser Shares (or, to the extent applicable, securities representing any Alternate Consideration or Alternate Floating Consideration) to which such Shareholder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Acquisition Effective Time theretofore paid with respect to such Purchaser Shares (or, to the extent applicable, securities representing any Alternate Consideration or Alternate Floating Consideration).

(i)	No holder of Shares shall be entitled to receive any consideration or entitlement with respect to such Shares in connection with the transactions or events contemplated by this Amended Plan of Arrangement other than any consideration or entitlement to which such holder is entitled to receive in accordance with Section 3.2, this Section 5.1 and the other terms of this Amended Plan of Arrangement.

5.2	Amendment Time Lost Certificates.

In the event any certificate which immediately prior to the Amendment Time represented one or more outstanding Company Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Reorganization Depositary will issue in exchange for such lost, stolen or destroyed certificate, the New Subordinate Shares or New Multiple Shares that such Company Shareholder has the right to receive pursuant to the Capital Reorganization, delivered in accordance with such Company Shareholder’s Reorganization Letter of Transmittal. When authorizing such exchange for any lost, stolen or destroyed certificate, the Person to whom such New Subordinate Shares or New Multiple Shares are to be delivered shall as a condition precedent to the delivery of such New Subordinate Shares or New Multiple Shares, give a bond satisfactory to the Company and the Reorganization Depositary (each acting reasonably) in such sum as the Company may direct (acting reasonably), or otherwise indemnify the Company and the Purchaser in a manner satisfactory to the Company (acting reasonably) against any claim that may be made against the Company and the Purchaser with respect to the certificate alleged to have been lost, stolen or destroyed.

5.3	Acquisition Effective Time Lost Certificates.

In the event any certificate which immediately prior to the Acquisition Effective Time represented one or more outstanding Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the Consideration Shares and, if applicable, the Floating Cash Consideration (or, to the extent applicable, any Alternate Consideration or Alternate Floating Consideration) that such Shareholder has the right to receive pursuant to this Amended Plan of Arrangement, delivered in accordance with such Shareholder’s Letter of Transmittal. When authorizing such exchange for any lost, stolen or destroyed certificate, the Person to whom such Consideration Shares and, if applicable, the Floating Cash Consideration (or, to the extent applicable, any Alternate Consideration or Alternate Floating Consideration) are to be delivered shall as a condition precedent to the delivery of such Consideration Shares and, if applicable, the Floating Cash Consideration (or, to the extent applicable, any Alternate Consideration or Alternate Floating Consideration), give a bond satisfactory to the Purchaser and the Depositary (each acting reasonably) in such sum as the Purchaser may direct (acting reasonably), or otherwise indemnify the Purchaser and the Company in a manner satisfactory to the Purchaser (acting reasonably) against any claim that may be made against the Purchaser and the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4	Withholding Rights.

(a)	The Purchaser, the Company or the Depositary shall be entitled to deduct and withhold from any amount payable to any Person under this Amended Plan of Arrangement and the Acquisition (including, without limitation, any amounts payable pursuant to Section 4.1), such amounts as the Purchaser, the Company or the Depositary determines, acting reasonably, are required to be deducted and withheld with respect to such payment under the Tax Act, the U.S. Tax Code or any provision of any other Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such withholding was made, provided that such amounts are actually remitted to the appropriate Governmental Entity.

(b)	Not later than 10 Business Days prior to the Acquisition Date, the Purchaser shall give written notice to the Company of any deduction or withholding set forth in Section 5.4(a) that the Purchaser intends to make or that it anticipates the Depositary making and afford the Company a reasonable opportunity to dispute any such deduction or withholding.

(c)	Each of the Company, the Purchaser and the Depositary is hereby authorized to sell or otherwise dispose of such portion of Purchaser Shares or, if applicable, deduct and withhold such portion of the Floating Cash Consideration (or, to the extent applicable, any Alternate Consideration or Alternate Floating Consideration), as applicable, payable to any Shareholder pursuant to this Amended Plan of Arrangement as is necessary to provide sufficient funds to the Company, the Purchaser or the Depositary, as the case may be, to enable it to implement such deduction or withholding, and the Company, the Purchaser or the Depositary will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale.

5.5	No Liens.

Any exchange or transfer of securities pursuant to this Amended Plan of Arrangement, including the surrender of Company Shares by Dissenting Company Shareholders, shall be free and clear of any Liens or other claims of third parties of any kind.

5.6	Paramountcy.

From and after the Amendment Time this Amended Plan of Arrangement shall take precedence and priority over any and all New Subordinate Shares, New Multiple Shares, Floating Shares, Company Options, New Options, Floating Options, Company RSUs, New RSUs, Floating RSUs, Company Compensation Options, New Compensation Options and Floating Compensation Options issued or outstanding at or following the Amendment Time.

Article 6
AMENDMENTS

6.1	Amendments to Amended Plan of Arrangement.

(a)	The Company and the Purchaser may amend, modify and/or supplement this Amended Plan of Arrangement at any time and from time to time prior to the Amendment Time, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by the Purchaser and the Company (subject to the Arrangement Agreement), each acting reasonably, (iii) filed with the Court and, if made following the Meeting, approved by the Court, and (iv) communicated to or approved by the Company Shareholders if and as required by the Court.

(b)	Any amendment, modification or supplement to this Amended Plan of Arrangement may be proposed by the Company or the Purchaser at any time prior to the Meeting (provided that the Purchaser or the Company, subject to the Proposal Agreement, have each consented in writing thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Meeting (other than as may be required under the Amendment Interim Order), shall become part of this Amended Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Amended Plan of Arrangement that is approved or directed by the Court following the Meeting shall be effective only if (i) it is consented to in writing by each of the Company and the Purchaser (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by some or all of the Shareholders voting in the manner directed by the Court.

(d)	Any amendment, modification or supplement to this Amended Plan of Arrangement may be made following the Amendment Date and prior to the Acquisition Date by the Purchaser and the Company, provided that it concerns a matter which, in the reasonable opinion of the Purchaser and the Company, is of an administrative nature required to better give effect to the implementation of this Amended Plan of Arrangement and is not adverse to the economic interest of any Shareholder, High Street Holder or USCo2 Class B Shareholder.

Article 7
FURTHER ASSURANCES

Notwithstanding that the transactions and events set out in this Amended Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Amended Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order further to document or evidence any of the transactions or events set out in this Amended Plan of Arrangement.

EXHIBIT A

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE SHARES

NEW SUBORDINATE SHARES

The Company will be authorized to issue an unlimited number of Class E subordinate voting shares (“New Subordinate Shares”), without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

26.1	Voting

The holders of New Subordinate Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each New Subordinate Share shall entitle the holder thereof to one vote at each such meeting.

26.2	Alteration to Rights of New Subordinate Shares

So long as any New Subordinate Shares remain outstanding, the Company will not, without the consent of the holders of New Subordinate Shares expressed by separate special resolution, alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the New Subordinate Shares; or

(b)	affect the rights or special rights of the holders of New Subordinate Shares, New Multiple Shares or Floating Shares on a per share basis as provided for herein.

26.3	Purchaser Call Option

Each issued and outstanding New Subordinate Share shall, without any action by the holder, be subject to the terms of the Amended Plan of Arrangement (as defined below) and the Purchaser Call Option (as defined below) granted pursuant to the Amended Plan of Arrangement.

For the purposes of these New Subordinate Share special rights and restrictions:

(a)	“Amendment” means the second amendment to the Arrangement Agreement made September 23, 2020 between Canopy Growth Corporation and the Company;

(b)	“Arrangement Agreement” means the arrangement agreement made April 18, 2019, as amended on May 15, 2019 and September 23, 2020 by the Amendment, between Canopy Growth Corporation and the Company as the same may be further amended, supplemented or restated;

(c)	“Amended Plan of Arrangement” means the amended and restated plan of arrangement contemplated by the Amendment implementing an arrangement under Section 288 of the Business Corporations Act (British Columbia) involving the Company and Canopy Growth Corporation, as such amended and restated plan of arrangement may be amended from time to time; and

(d)	“Purchaser Call Option” has the meaning ascribed to such term in the Amended Plan of Arrangement. The Purchaser Call Option contains the terms and conditions in Exhibit B to the Amended Plan of Arrangement, a copy of which is set out in Appendix A to this Exhibit A, and forms part of the special rights and restrictions attached to the New Subordinate Shares.

26.4	Dividends

The holders of New Subordinate Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the directors from time to time. The directors may declare no dividend payable in cash or property on the New Subordinate Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) the New Multiple Shares, in an amount per New Multiple Share equal to the amount of the dividend declared per New Subordinate Share; and (ii) the Floating Shares, in an amount per Floating Share equal to the amount of the dividend declared per New Subordinate Share.

26.5	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the New Subordinate Shares shall be entitled to participate pari passu with the holders of New Multiple Shares and Floating Shares, with the amount of such distribution per New Subordinate Share equal to each of: (i) the amount of such distribution per New Multiple Share; and (ii) the amount of such distribution per Floating Share.

26.6	Subdivision or Consolidation

The New Subordinate Shares shall not be consolidated or subdivided unless the New Multiple Shares and the Floating Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

NEW MULTIPLE SHARES

The Company will be authorized to issue 117,600 Class F multiple voting shares (“New Multiple Shares”), without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

27.1	Voting

The holders of New Multiple Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to Articles 98.4 and 98.5, each New Multiple Share shall entitle the holder to 4,300 votes and each fraction of a New Multiple Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 4,300 and rounding the product down to the nearest whole number, at each such meeting.

27.2	Alteration to Rights of New Multiple Shares

So long as any New Multiple Shares remain outstanding, the Company will not, without the consent of the holders of New Multiple Shares expressed by separate special resolution alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the New Multiple Shares; or

(b)	affect the rights or special rights of the holders of New Subordinate Shares, New Multiple Shares and Floating Shares on a per share basis as provided for herein.

At any meeting of holders of New Multiple Shares called to consider such a separate special resolution, each New Multiple Share shall entitle the holder to one vote and each fraction of a New Multiple Share will entitle the holder to the corresponding fraction of one vote.

27.3	Shares Superior to New Multiple Shares

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the New Multiple Shares without the consent of the holders of a majority of the New Multiple Shares expressed by separate ordinary resolution.

At any meeting of holders of New Multiple Shares called to consider such a separate ordinary resolution, each New Multiple Share will entitle the holder to one vote and each fraction of a New Multiple Share shall entitle the holder to the corresponding fraction of one vote.

27.4	Purchaser Call Option

Each issued and outstanding New Multiple Share shall, without any action by the holder, be subject to the terms of the Amended Plan of Arrangement (as defined below) and the Purchaser Call Option (as defined below) granted pursuant to the Amended Plan of Arrangement.

For the purposes of these New Multiple Share special rights and restrictions:

(a)	“Amendment” means the second amendment to the Arrangement Agreement made September 23, 2020 between Canopy Growth Corporation and the Company;

(b)	“Arrangement Agreement” means the arrangement agreement made April 18, 2019, as amended on May 15, 2019 and September 23, 2020 by the Amendment, between Canopy Growth Corporation and the Company as the same may be further amended, supplemented or restated;

(c)	“Amended Plan of Arrangement” means the amended and restated plan of arrangement contemplated by the Amendment implementing an arrangement under Section 288 of the Business Corporations Act (British Columbia) involving the Company and Canopy Growth Corporation, as such amended and restated plan of arrangement may be amended from time to time; and

(d)	“Purchaser Call Option” has the meaning ascribed to such term in the Amended Plan of Arrangement. The Purchaser Call Option contains the terms and conditions in Exhibit B to the Amended Plan of Arrangement, a copy of which is set out in Appendix A to this Exhibit A, and forms part of the special rights and restrictions attached to the New Multiple Shares.

27.5	Issuance

No additional New Multiple Shares are issuable following the date of the Amendment.

27.6	Dividends

The holders of New Multiple Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the directors from time to time. The directors may declare no dividend payable in cash or property on the New Multiple Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) the New Subordinate Shares, in an amount equal to the amount of the dividend declared per New Multiple Share; and (ii) the Floating Shares, in an amount equal to the amount of the dividend declared per New Multiple Share.

Holders of fractional New Multiple Shares shall be entitled to receive any dividend declared on the New Multiple Shares, in an amount equal to the dividend per New Multiple Share multiplied by the fraction thereof held by such holder.

27.7	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the New Multiple Shares shall be entitled to participate pari passu with the holders of New Subordinate Shares and Floating Shares, with the amount of such distribution per New Multiple Share equal to each of: (i) the amount of such distribution per New Subordinate Share; and (ii) the amount of such distribution per Floating Share; and each fraction of a New Multiple Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole New Multiple Share.

27.8	Subdivision or Consolidation

The New Multiple Shares shall not be consolidated or subdivided unless the New Subordinate Shares and the Floating Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

27.9	Transfer of New Multiple Shares

No New Multiple Share may be sold, transferred, assigned, pledged or otherwise disposed of, other than: (i) in connection with the conversion of New Multiple Shares into New Subordinate Shares; (ii) to an immediate family member of the holder; or (iii) a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by the holder or immediate family members of the holder or which the holder or immediate family members of the holder are the sole beneficiaries thereof.

27.10	Mandatory Conversion

Notwithstanding anything to the contrary contained in this Article 27, on the Acquisition Date, each issued and outstanding New Multiple Share shall be automatically converted, in accordance with the Amended Plan of Arrangement, into such number of New Subordinate Shares as is determined by multiplying the number of New Multiple Shares by one. Fractions of New Multiple Shares shall be converted into such number of New Subordinate Shares as is determined by multiplying the fraction by one.

FLOATING SHARES

The Company will be authorized to issue an unlimited number of Class D subordinate voting shares (“Floating Shares”), without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

28.1	Voting

The holders of Floating Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Floating Share shall entitle the holder thereof to one vote at each such meeting.

28.2	Alteration to Rights of Floating Shares

So long as any Floating Shares remain outstanding, the Company will not, without the consent of the holders of Floating Shares expressed by separate special resolution, alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Floating Shares; or

(b)	affect the rights or special rights of the holders of New Subordinate Shares, New Multiple Shares or Floating Shares on a per share basis as provided for herein.

28.3	Floating Call Option

Each issued and outstanding Floating Share shall, without any action by the holder, be subject to the terms of the Amended Plan of Arrangement (as defined below) and the Floating Call Option (as defined below) granted pursuant to the Amended Plan of Arrangement.

For the purposes of these Floating Share special rights and restrictions:

(a)	“Amendment” means the second amendment to the Arrangement Agreement made September 23, 2020 between Canopy Growth Corporation and the Company;

(b)	“Arrangement Agreement” means the arrangement agreement made April 18, 2019, as amended on May 15, 2019 and September 23, 2020 by the Amendment, between Canopy Growth Corporation and the Company as the same may be further amended, supplemented or restated;

(c)	“Amended Plan of Arrangement” means the amended and restated plan of arrangement contemplated by the Amendment implementing an arrangement under Section 288 of the Business Corporations Act (British Columbia) involving the Company and Canopy Growth Corporation, as such amended and restated plan of arrangement may be amended from time to time; and

(d)	“Floating Call Option” has the meaning ascribed to such term in the Amended Plan of Arrangement. The Floating Call Option contains the terms and conditions in Exhibit B to the Amended Plan of Arrangement, a copy of which is set out in Appendix A to this Exhibit A, and forms part of the special rights and restrictions attached to the Floating Shares.

28.4	Dividends

The holders of Floating Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the directors from time to time. The directors may declare no dividend payable in cash or property on the Floating Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) New Subordinate Shares, in an amount per New Subordinate Share equal to the amount of the dividend declared per Floating Share; and (ii) the New Multiple Shares, in an amount per New Multiple Share equal to the amount of the dividend declared per Floating Share.

28.5	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Floating Shares shall be entitled to participate pari passu with the holders of New Subordinate Shares and New Multiple Shares, with the amount of such distribution per Floating Share equal to each of: (i) the amount of such distribution per New Subordinate Share; and (ii) the amount of such distribution per New Multiple Share.

28.6	Subdivision or Consolidation

The Floating Shares shall not be consolidated or subdivided unless the New Subordinate Shares and the New Multiple Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

APPENDIX A

(TO RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE SHARES)

Definitions

Capitalized terms used but not defined in this Appendix A shall have the meaning ascribed thereto in the Amended Plan of Arrangement (the “Amended Plan of Arrangement”).

TERMS OF PURCHASER CALL OPTION

The Purchaser Call Option is granted upon and subject to the following terms and conditions:

Purchaser Call Option

Pursuant to the terms of the Purchaser Call Option and the terms of the New Subordinate Shares and the New Multiple Shares, the Purchaser has an option to purchase all of the New Subordinate Shares held by the Shareholders on the Acquisition Date immediately following the exchange referred to in Section 3.2(n)(i) of the Amended Plan of Arrangement (such Shares, the “Purchaser Call Option Shares”), in each case subject to the terms and conditions set out in the Amended Plan of Arrangement, including Exhibit B thereto and this Exhibit A.

Exercise of Purchaser Call Option Prior to Triggering Event Date

The Purchaser Call Option may be exercised by the Purchaser in its sole discretion at any time prior to the Triggering Event Date and before the Purchaser Call Option Expiry Date by delivering to the Company (with a copy to the Depositary) a Purchaser Call Option Exercise Notice stating that the Purchaser is exercising the Purchaser Call Option with respect to all (but not less than all) of the Purchaser Call Option Shares and specifying the Acquisition Date on which the closing of the purchase and sale of the Purchaser Call Option Shares is to occur, subject to the Acquisition Closing Conditions being satisfied or waived.

Exercise of Purchaser Call Option Following Triggering Event Date

Upon the occurrence of the Triggering Event Date prior to the Purchaser Call Option Expiry Date, and provided the Purchaser has not previously exercised the Purchaser Call Option, the Purchaser shall exercise, and shall be deemed to have exercised, effective at 5:00 p.m. (Toronto time) on the Triggering Event Date, the Purchaser Call Option with respect to all (but not less than all) of the Purchaser Call Option Shares.

Upon the occurrence of the Triggering Event Date prior to the Purchaser Call Option Expiry Date, and provided the Purchaser has not previously exercised the Purchaser Call Option, the Purchaser shall, within two Business Days of the Triggering Event Date, deliver to the Company (with a copy to the Depositary) a Purchaser Call Option Exercise Notice stating that the Purchaser is exercising the Purchaser Call Option with respect to all (but not less than all) of the Purchaser Call Option Shares and specifying the Acquisition Date on which the closing of the purchase and sale of the Purchaser Call Option Shares is to occur, subject to the Acquisition Closing Conditions being satisfied or waived.

If the Purchaser fails to deliver a Purchaser Call Option Exercise Notice to the Company in accordance with the immediately preceding paragraph, the Company shall be entitled and shall be required, forthwith following such failure by the Purchaser, to deliver to the Purchaser (with a copy to the Depositary) a Triggering Event Notice specifying the Acquisition Date on which the closing of the purchase and sale of the Purchaser Call Option Shares is to occur, subject to the Acquisition Closing Conditions being satisfied or waived.

Expiry of Purchaser Call Option

If the Purchaser Call Option has not been exercised or deemed to have been exercised prior to the Purchaser Call Option Expiry Date, the Purchaser Call Option shall expire and terminate effective as of the Purchaser Call Option Expiry Date and thereafter shall be of no further force or effect.

Notwithstanding anything to the contrary contained herein, if the Purchaser Call Option is exercised or deemed to be exercised prior to the Purchaser Call Option Expiry Date but the closing of the Acquisition has not occurred by the Acquisition Closing Outside Date, the Purchaser Call Option shall expire and terminate effective as of the Acquisition Closing Outside Date and thereafter shall be of no further force or effect.

Effect of Exercise or Deemed Exercise of Purchaser Call Option

Upon the exercise or deemed exercise of the Purchaser Call Option, the Purchaser shall be required to purchase from each Shareholder, and each Shareholder shall be required to sell to the Purchaser, on the Acquisition Date, the New Subordinate Shares held by such Shareholder immediately following the exchange referred to in Section 3.2(n)(i) of the Amended Plan of Arrangement, in consideration for the payment by the Purchaser to such Shareholder of the Purchaser Share Consideration (or, in the event a Purchaser Change of Control shall have occurred prior to the Acquisition Date, the Per Share Consideration) for each New Subordinate Share acquired from such Shareholder, all in accordance with this Exhibit B and the Amended Plan of Arrangement.

Purchase and Sale of Purchaser Call Option Shares Following Exercise of Purchaser Call Option

The closing of the purchase and sale of Purchaser Call Option Shares following the exercise or deemed exercise by the Purchaser of the Purchaser Call Option shall occur on the Acquisition Date as follows:

1)	Following the exchange referred to in Section 3.2(n)(i) of the Amended Plan of Arrangement, Company Non-U.S. Shareholders shall exchange their New Subordinate Shares for Consideration Shares (or, to the extent applicable, any Alternate Consideration) in accordance with Section 3.2(n)(iii) of the Amended Plan of Arrangement; and

2)	Following the exchange by Company Non-U.S. Shareholders of their New Subordinate Shares to the Purchaser in accordance with Section 3.2(n)(iii) of the Amended Plan of Arrangement, Company U.S. Shareholders shall exchange their Company Subordinate Voting Shares for Consideration Shares (or, to the extent applicable, any Alternate Consideration) in accordance with Section 3.2(n)(vi)(F) of the Amended Plan of Arrangement.

On the Acquisition Date, the Purchaser shall issue to the holder of a Purchaser Call Option Share, for each Purchaser Call Option Share acquired, the Purchaser Share Consideration (or, to the extent applicable, any Alternate Consideration), in accordance with Section 5.1 of the Amended Plan of Arrangement.

Assignment of Shares Prior to the Acquisition Date

Notwithstanding the foregoing, the Purchaser Call Option shall not prohibit the sale, assignment or transfer of Shares by Shareholders at any time, or from time to time, prior to the Acquisition Date. A Shareholder that sells, assigns or transfers Shares prior to the Acquisition Date shall, following such sale, assignment or transfer, not be subject to the terms of the Purchaser Call Option in respect of such Shares (except to the extent such Shareholder subsequently re-acquires such Shares). For greater certainty, any acquirer of Shares following such sale, assignment or transfer shall be subject to the terms of the Purchaser Call Option in respect of such Shares.

Holders of Common Membership Units and USCo2 Class B Shares

The terms provided herein with respect to Shares shall apply in all respects to the holders of Common Membership Units and USCo2 Class B Shares except that the Purchaser Call Option may not be exercised before three years after the Acquisition Date with respect to these holders. The exercise of the Purchaser Call Option with respect to these holders is to be effectuated in a manner consistent with Exhibit 1 and Exhibit 2 of the Arrangement Agreement and the fourth amended and restated limited liability agreement of High Street.

TERMS OF FLOATING CALL OPTION

Each Floating Call Option is granted upon and subject to the following terms and conditions:

Floating Call Option

Pursuant to the terms of the Floating Call Option and the terms of the Floating Shares, the Purchaser has an option to purchase all of the Floating Shares held by the Floating Shareholders on the Acquisition Date, subject to the terms and conditions set out in the Amended Plan of Arrangement, including Exhibit B thereto and this Exhibit A.

Exercise of Floating Call Option Prior to Triggering Event Date

The Floating Call Option may be exercised by the Purchaser in its sole discretion, following the exercise of the Purchaser Call Option, by delivering to the Company (with a copy to the Depositary) a Floating Call Option Exercise Notice on or before the Floating Election Expiry Date stating that the Purchaser is exercising the Floating Call Option with respect to all (but not less than all) of the Floating Shares, subject to the Acquisition Closing Conditions being satisfied or waived. For greater certainty, the Purchaser has no right to acquire the Floating Shares pursuant to the Floating Call Option if the New Subordinate Shares are not acquired by the Purchaser pursuant to the Purchaser Call Option.

Expiry of Floating Call Option

The Floating Call Option shall expire and terminate effective as of the earlier of (i) the Floating Election Expiry Date, and (ii) the Purchaser Call Option Expiry Date, and thereafter shall be of no further force or effect.

Notwithstanding anything to the contrary contained herein, if the Floating Call Option is exercised prior to the Purchaser Call Option Expiry Date but the closing of the Acquisition has not occurred by the Acquisition Closing Outside Date, the Floating Call Option shall expire and terminate effective as of the Acquisition Closing Outside Date and thereafter shall be of no further force or effect.

Effect of Exercise of Floating Call Option

Upon the exercise of the Floating Call Option, the Purchaser shall be required to purchase from each Floating Shareholder, and each Floating Shareholder shall be required to sell to the Purchaser, on the Acquisition Date, the Floating Shares held by such Floating Shareholder in consideration for the payment by the Purchaser to such Floating Shareholder of the Floating Consideration (or, in the event a Purchaser Change of Control shall have occurred prior to the Acquisition Date, the Floating Per Share Consideration) for each Floating Share acquired from such Floating Shareholder, all in accordance with this Exhibit B and the Amended Plan of Arrangement.

Determination of Floating Consideration

On the Floating Election Date, the Purchaser shall notify the Depositary and publicly announce by press release, either:

1)	the Purchaser’s determination that the Floating Consideration shall be comprised solely of Floating Share Consideration;

2)	the Purchaser’s determination that the Floating Consideration shall be comprised solely of Floating Cash Consideration; or

3)	the Proportionate Election that the Floating Consideration to be received for each Floating Share held shall be comprised of a Share Proportion and a Cash Proportion.

In the event of a Proportionate Election, each Floating Shareholder shall receive pursuant to Section 3.2(n)(iv) for each Floating Share held (i) the Share Proportion multiplied by the Floating Share Consideration; and (ii) the Cash Proportion multiplied by the Floating Cash Consideration. In no circumstances shall the non-cash portion of the Aggregate Floating Consideration include Purchaser Shares in an amount greater than the Floating Share Maximum without the prior written consent of the Purchaser.

Purchase and Sale of Floating Shares Following Exercise of Floating Call Option

The closing of the purchase and sale of Floating Shares following the exercise by the Purchaser of the Floating Call Option shall occur on the Acquisition Date. Shareholders shall exchange their Floating Shares for the Floating Consideration (or, to the extent applicable, any Alternate Floating Consideration) in accordance with Section 3.2(n)(iv) of the Amended Plan of Arrangement.

On the Acquisition Date, the Purchaser shall issue to the holder of a Floating Share, for each Floating Share acquired, the Floating Consideration (or, to the extent applicable, any Alternate Floating Consideration), in accordance with Section 5.1 of the Amended Plan of Arrangement.

Assignment of Shares Prior to the Acquisition Date

Notwithstanding the foregoing, the Floating Call Option shall not prohibit the sale, assignment or transfer of Floating Shares by Floating Shareholders at any time, or from time to time, prior to the Acquisition Date. A Floating Shareholder that sells, assigns or transfers Floating Shares prior to the Acquisition Date shall, following such sale, assignment or transfer, not be subject to the terms of the Floating Call Option in respect of such Floating Shares (except to the extent such Floating Shareholder subsequently re-acquires such Floating Shares). For greater certainty, any acquirer of Floating Shares following such sale, assignment or transfer shall be subject to the terms of the Floating Call Option in respect of such Floating Shares.

EXHIBIT B

(TO RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE SHARES)

Definitions

Capitalized terms used but not defined in this Exhibit B shall have the meaning ascribed thereto in the Amended Plan of Arrangement (the “Amended Plan of Arrangement”).

TERMS OF PURCHASER CALL OPTION

The Purchaser Call Option is granted upon and subject to the following terms and conditions:

Purchaser Call Option

Pursuant to the terms of the Purchaser Call Option and the terms of the New Subordinate Shares and the New Multiple Shares, the Purchaser has an option to purchase all of the New Subordinate Shares held by the Shareholders on the Acquisition Date immediately following the exchange referred to in Section 3.2(n)(i) of the Amended Plan of Arrangement (such Shares, the “Purchaser Call Option Shares”), in each case subject to the terms and conditions set out in the Amended Plan of Arrangement, including Exhibit B thereto and this Exhibit A.

Exercise of Purchaser Call Option Prior to Triggering Event Date

The Purchaser Call Option may be exercised by the Purchaser in its sole discretion at any time prior to the Triggering Event Date and before the Purchaser Call Option Expiry Date by delivering to the Company (with a copy to the Depositary) a Purchaser Call Option Exercise Notice stating that the Purchaser is exercising the Purchaser Call Option with respect to all (but not less than all) of the Purchaser Call Option Shares and specifying the Acquisition Date on which the closing of the purchase and sale of the Purchaser Call Option Shares is to occur, subject to the Acquisition Closing Conditions being satisfied or waived.

Exercise of Purchaser Call Option Following Triggering Event Date

Upon the occurrence of the Triggering Event Date prior to the Purchaser Call Option Expiry Date, and provided the Purchaser has not previously exercised the Purchaser Call Option, the Purchaser shall exercise, and shall be deemed to have exercised, effective at 5:00 p.m. (Toronto time) on the Triggering Event Date, the Purchaser Call Option with respect to all (but not less than all) of the Purchaser Call Option Shares.

Upon the occurrence of the Triggering Event Date prior to the Purchaser Call Option Expiry Date, and provided the Purchaser has not previously exercised the Purchaser Call Option, the Purchaser shall, within two Business Days of the Triggering Event Date, deliver to the Company (with a copy to the Depositary) a Purchaser Call Option Exercise Notice stating that the Purchaser is exercising the Purchaser Call Option with respect to all (but not less than all) of the Purchaser Call Option Shares and specifying the Acquisition Date on which the closing of the purchase and sale of the Purchaser Call Option Shares is to occur, subject to the Acquisition Closing Conditions being satisfied or waived.

If the Purchaser fails to deliver a Purchaser Call Option Exercise Notice to the Company in accordance with the immediately preceding paragraph, the Company shall be entitled and shall be required, forthwith following such failure by the Purchaser, to deliver to the Purchaser (with a copy to the Depositary) a Triggering Event Notice specifying the Acquisition Date on which the closing of the purchase and sale of the Purchaser Call Option Shares is to occur, subject to the Acquisition Closing Conditions being satisfied or waived.

Expiry of Purchaser Call Option

If the Purchaser Call Option has not been exercised or deemed to have been exercised prior to the Purchaser Call Option Expiry Date, the Purchaser Call Option shall expire and terminate effective as of the Purchaser Call Option Expiry Date and thereafter shall be of no further force or effect.

Notwithstanding anything to the contrary contained herein, if the Purchaser Call Option is exercised or deemed to be exercised prior to the Purchaser Call Option Expiry Date but the closing of the Acquisition has not occurred by the Acquisition Closing Outside Date, the Purchaser Call Option shall expire and terminate effective as of the Acquisition Closing Outside Date and thereafter shall be of no further force or effect.

Effect of Exercise or Deemed Exercise of Purchaser Call Option

Upon the exercise or deemed exercise of the Purchaser Call Option, the Purchaser shall be required to purchase from each Shareholder, and each Shareholder shall be required to sell to the Purchaser, on the Acquisition Date, the New Subordinate Shares held by such Shareholder immediately following the exchange referred to in Section 3.2(n)(i) of the Amended Plan of Arrangement, in consideration for the payment by the Purchaser to such Shareholder of the Purchaser Share Consideration (or, in the event a Purchaser Change of Control shall have occurred prior to the Acquisition Date, the Per Share Consideration) for each New Subordinate Share acquired from such Shareholder, all in accordance with this Exhibit B and the Amended Plan of Arrangement.

Purchase and Sale of Purchaser Call Option Shares Following Exercise of Purchaser Call Option

The closing of the purchase and sale of Purchaser Call Option Shares following the exercise or deemed exercise by the Purchaser of the Purchaser Call Option shall occur on the Acquisition Date as follows:

1)	Following the exchange referred to in Section 3.2(n)(i) of the Amended Plan of Arrangement, Company Non-U.S. Shareholders shall exchange their New Subordinate Shares for Consideration Shares (or, to the extent applicable, any Alternate Consideration) in accordance with Section 3.2(n)(iii) of the Amended Plan of Arrangement; and

2)	Following the exchange by Company Non-U.S. Shareholders of their New Subordinate Shares to the Purchaser in accordance with Section 3.2(n)(iii) of the Amended Plan of Arrangement, Company U.S. Shareholders shall exchange their Company Subordinate Voting Shares for Consideration Shares (or, to the extent applicable, any Alternate Consideration) in accordance with Section 3.2(n)(vi)(F) of the Amended Plan of Arrangement.

On the Acquisition Date, the Purchaser shall issue to the holder of a Purchaser Call Option Share, for each Purchaser Call Option Share acquired, the Purchaser Share Consideration (or, to the extent applicable, any Alternate Consideration), in accordance with Section 5.1 of the Amended Plan of Arrangement.

Assignment of Shares Prior to the Acquisition Date

Notwithstanding the foregoing, the Purchaser Call Option shall not prohibit the sale, assignment or transfer of Shares by Shareholders at any time, or from time to time, prior to the Acquisition Date. A Shareholder that sells, assigns or transfers Shares prior to the Acquisition Date shall, following such sale, assignment or transfer, not be subject to the terms of the Purchaser Call Option in respect of such Shares (except to the extent such Shareholder subsequently re-acquires such Shares). For greater certainty, any acquirer of Shares following such sale, assignment or transfer shall be subject to the terms of the Purchaser Call Option in respect of such Shares.

Holders of Common Membership Units and USCo2 Class B Shares

The terms provided herein with respect to Shares shall apply in all respects to the holders of Common Membership Units and USCo2 Class B Shares except that the Purchaser Call Option may not be exercised before three years after the Acquisition Date with respect to these holders. The exercise of the Purchaser Call Option with respect to these holders is to be effectuated in a manner consistent with Exhibit 1 and Exhibit 2 of the Arrangement Agreement and the fourth amended and restated limited liability agreement of High Street.

TERMS OF FLOATING CALL OPTION

Each Floating Call Option is granted upon and subject to the following terms and conditions:

Floating Call Option

Pursuant to the terms of the Floating Call Option and the terms of the Floating Shares, the Purchaser has an option to purchase all of the Floating Shares held by the Floating Shareholders on the Acquisition Date, subject to the terms and conditions set out in the Amended Plan of Arrangement, including Exhibit B thereto and this Exhibit A.

Exercise of Floating Call Option Prior to Triggering Event Date

The Floating Call Option may be exercised by the Purchaser in its sole discretion, following the exercise of the Purchaser Call Option, by delivering to the Company (with a copy to the Depositary) a Floating Call Option Exercise Notice on or before the Floating Election Expiry Date stating that the Purchaser is exercising the Floating Call Option with respect to all (but not less than all) of the Floating Shares, subject to the Acquisition Closing Conditions being satisfied or waived. For greater certainty, the Purchaser has no right to acquire the Floating Shares pursuant to the Floating Call Option if the New Subordinate Shares are not acquired by the Purchaser pursuant to the Purchaser Call Option.

Expiry of Floating Call Option

The Floating Call Option shall expire and terminate effective as of the earlier of (i) the Floating Election Expiry Date, and (ii) the Purchaser Call Option Expiry Date, and thereafter shall be of no further force or effect.

Notwithstanding anything to the contrary contained herein, if the Floating Call Option is exercised prior to the Purchaser Call Option Expiry Date but the closing of the Acquisition has not occurred by the Acquisition Closing Outside Date, the Floating Call Option shall expire and terminate effective as of the Acquisition Closing Outside Date and thereafter shall be of no further force or effect.

Effect of Exercise of Floating Call Option

Upon the exercise of the Floating Call Option, the Purchaser shall be required to purchase from each Floating Shareholder, and each Floating Shareholder shall be required to sell to the Purchaser, on the Acquisition Date, the Floating Shares held by such Floating Shareholder in consideration for the payment by the Purchaser to such Floating Shareholder of the Floating Consideration (or, in the event a Purchaser Change of Control shall have occurred prior to the Acquisition Date, the Floating Per Share Consideration) for each Floating Share acquired from such Floating Shareholder, all in accordance with this Exhibit B and the Amended Plan of Arrangement.

Determination of Floating Consideration

On the Floating Election Date, the Purchaser shall notify the Depositary and publicly announce by press release, either:

1)	the Purchaser’s determination that the Floating Consideration shall be comprised solely of Floating Share Consideration;

2)	the Purchaser’s determination that the Floating Consideration shall be comprised solely of Floating Cash Consideration; or

3)	the Proportionate Election that the Floating Consideration to be received for each Floating Share held shall be comprised of a Share Proportion and a Cash Proportion.

In the event of a Proportionate Election, each Floating Shareholder shall receive pursuant to Section 3.2(n)(iv) for each Floating Share held (i) the Share Proportion multiplied by the Floating Share Consideration; and (ii) the Cash Proportion multiplied by the Floating Cash Consideration. In no circumstances shall the non-cash portion of the Aggregate Floating Consideration include Purchaser Shares in an amount greater than the Floating Share Maximum without the prior written consent of the Purchaser.

Purchase and Sale of Floating Shares Following Exercise of Floating Call Option

The closing of the purchase and sale of Floating Shares following the exercise by the Purchaser of the Floating Call Option shall occur on the Acquisition Date. Shareholders shall exchange their Floating Shares for the Floating Consideration (or, to the extent applicable, any Alternate Floating Consideration) in accordance with Section 3.2(n)(iv) of the Amended Plan of Arrangement.

On the Acquisition Date, the Purchaser shall issue to the holder of a Floating Share, for each Floating Share acquired, the Floating Consideration (or, to the extent applicable, any Alternate Floating Consideration), in accordance with Section 5.1 of the Amended Plan of Arrangement.

Assignment of Shares Prior to the Acquisition Date

Notwithstanding the foregoing, the Floating Call Option shall not prohibit the sale, assignment or transfer of Floating Shares by Floating Shareholders at any time, or from time to time, prior to the Acquisition Date. A Floating Shareholder that sells, assigns or transfers Floating Shares prior to the Acquisition Date shall, following such sale, assignment or transfer, not be subject to the terms of the Floating Call Option in respect of such Floating Shares (except to the extent such Floating Shareholder subsequently re-acquires such Floating Shares). For greater certainty, any acquirer of Floating Shares following such sale, assignment or transfer shall be subject to the terms of the Floating Call Option in respect of such Floating Shares.

EXHIBIT C

PURCHASER CALL OPTION EXERCISE NOTICE

CANOPY GROWTH CORPORATION

PURCHASER CALL OPTION EXERCISE NOTICE

TO:	Acreage Holdings, Inc. (the “Company”)
AND TO:	Computershare Trust Company of Canada (the “Depositary”)

Reference is made to the arrangement agreement between Canopy Growth Corporation (the “Purchaser”) and the Company dated April 18, 2019, and amended on May 15, 2019 and September 23, 2020 and the amended plan of arrangement contemplated thereby (the “Amended Plan of Arrangement”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Amended Plan of Arrangement.

In accordance with the terms of the Purchaser Call Option and the Amended Plan of Arrangement, the Purchaser hereby gives notice that it is exercising its rights pursuant to the Purchaser Call Option to acquire all (but not less than all) of the Purchaser Call Option Shares.

The closing of the purchase and sale of the Purchaser Call Option Shares pursuant to the Purchaser Call Option is to occur on ________________, 20__ (the “Acquisition Date”) subject to the satisfaction or waiver of the Acquisition Closing Conditions.

DATED the _____ day of ____________________, 20__.

CANOPY GROWTH CORPORATION

Per:
Authorized Signatory I have authority to bind the Purchaser.

EXHIBIT D

TRIGGERING EVENT NOTICE

ACREAGE HOLDINGS, INC.

TRIGGERING EVENT NOTICE

TO:	Canopy Growth Corporation. (the “Purchaser”)
AND TO:	Computershare Trust Company of Canada (the “Depositary”)

Reference is made to the arrangement agreement between the Purchaser and Acreage Holdings, Inc. (the “Company”) dated April 18, 2019, and amended on May 15, 2019 and September 23, 2020 and the amended plan of arrangement contemplated thereby (the “Amended Plan of Arrangement”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Amended Plan of Arrangement.

In accordance with the terms of the Purchaser Call Option and the Amended Plan of Arrangement, the Company hereby gives notice that the Triggering Event Date has occurred, and that the Purchaser is therefore deemed to have exercised its rights pursuant to the Purchaser Call Option to acquire all (but not less than all) of the Purchaser Call Option Shares.

The closing of the purchase and sale of the Purchaser Call Option Shares pursuant to the Purchaser Call Option is to occur on ________________, 20__ (the “Acquisition Date”) subject to the satisfaction or waiver of the Acquisition Closing Conditions.

DATED the _____ day of ____________________, 20__.

ACREAGE HOLDINGS, INC.
Per:
Authorized Signatory I have authority to bind the Company.

EXHIBIT E

FLOATING CALL OPTION EXERCISE NOTICE

CANOPY GROWTH CORPORATION

FLOATING CALL OPTION EXERCISE NOTICE

TO:	Acreage Holdings, Inc. (the “Company”)
AND TO:	Computershare Trust Company of Canada (the “Depositary”)

Reference is made to the arrangement agreement between Canopy Growth Corporation (the “Purchaser”) and the Company dated April 18, 2019, and amended on May 15, 2019 and September 23, 2020 and the amended plan of arrangement contemplated thereby (the “Amended Plan of Arrangement”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Amended Plan of Arrangement.

In accordance with the terms of the Floating Call Option and the Amended Plan of Arrangement, the Purchaser hereby gives notice that the Purchaser is exercising its rights pursuant to the Floating Call Option to acquire all (but not less than all) of the Floating Shares.

The Floating Consideration shall be comprised of:

(a)	____ % Floating Share Consideration; and

(b)	____ % Floating Cash Consideration.

The closing of the purchase and sale of the Floating Shares pursuant to the Floating Call Option is to occur on the same date as the purchase and sale of the Purchaser Call Option Shares pursuant to the Purchaser Call Option.

DATED the _____ day of ____________________, 20__.

CANOPY GROWTH CORPORATION

Per:
Authorized Signatory I have authority to bind the Purchaser.

Schedule B
INITIAL APPROVED BUSINESS PLAN

[COMMERCIALLY SENSITIVE INFORMATION REDACTED]